UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)

SCHEDULE 14A INFORMATION

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the Securities Exchange Act of 1934

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AXALTA COATING SYSTEMS LTD.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Notice of 2019 Annual General Meeting
of Members and Proxy Statement

Axalta Coating Systems Ltd.

Wednesday, May 1, 2019 at 1:00 p.m., local time
Convene, 2001 Market Street, 2nd Floor, Philadelphia, PA 19103

Axalta Coating Systems Ltd.
Two Commerce Square
2001 Market Street, Suite 3600
Philadelphia, PA 19103 March 21, 2019

“In 2019, we will continue to focus on profitability, improving operating execution, and increased accountability across the company, while delivering on our four strategic imperatives: people, innovation, growth and performance.”

Dear Fellow Shareholder:

 Axalta continued to perform as a global leader in the coatings industry in 2018. Our overall financial results for the year reflected strong execution by our team despite headwinds from inflation, foreign exchange and the automotive markets. Our company continues to demonstrate strength and the ability to grow even in challenging market conditions.

In 2018, we introduced over 250 new products across Axalta, beating our target for the third year in a row. To ensure we continue to deliver innovative new products that our customers demand, we officially opened the Axalta Global Innovation Center (GIC) in November – the world’s largest R&D center dedicated to coatings and color. Each of our business segments are serviced from the GIC, and we remain more committed than ever to delivering new products such as Cromax® EZ, Imron® 3.5 and Eleglas™, which were all major product launches for Axalta in 2018.

In 2019, we will continue to focus on profitability, improving operating execution, and increased accountability across the company, while delivering on our four strategic imperatives: people, innovation, growth and performance. We expect another successful year for Axalta.

You are cordially invited to learn more about our business and progress on our strategic plan at our 2019 Annual General Meeting of Members to be held on Wednesday, May 1, 2019 at 1:00 p.m., local time, at Convene, 2001 Market Street, 2nd Floor, Philadelphia, PA 19103.

You will find information regarding the matters to be voted upon in the attached Notice of the 2019 Annual General Meeting and Proxy Statement. We are sending our shareholders, referred to as “members” under Bermuda law, a notice regarding the availability of this Proxy Statement, our 2018 Annual Report to Members and other proxy materials via the Internet. This electronic process gives you fast, convenient access to the materials and reduces the impact on the environment and our printing and mailing costs. You may request a paper copy of these materials using one of the methods described in the Notice.

Whether or not you attend in person, it is important that your common shares be represented and voted at the Annual General Meeting. Please follow the voting instructions provided in the Notice of Internet Availability of Proxy Materials. If you requested printed versions by mail, these printed proxy materials also include the proxy card or voting instruction form for the Annual General Meeting. You are, of course, welcome to attend the Annual General Meeting and vote in person, even if you have previously returned your proxy card or voted over the Internet or by telephone.

Sincerely,

Charles W. Shaver Chairman of the Board	Robert W. Bryant Chief Executive Officer

AXALTA COATING SYSTEMS LTD.
Two Commerce Square
2001 Market Street, Suite 3600
Philadelphia, PA 19103

Notice of 2019 Annual General Meeting

Time and Date:	Place:
1:00 p.m., local time, on Wednesday, May 1, 2019	Convene, 2001 Market Street, 2nd Floor, Philadelphia, PA 19103

Who Can Vote:

Only holders of our common shares at the close of business on March 8, 2019, the record date, will be entitled to receive notice of, and to vote at, the Annual General Meeting.

Annual Report:

Our 2018 Annual Report to Members accompanies but is not part of this Proxy Statement.

Proxy Voting:

Your Vote is Important. Please vote your shares at your earliest convenience. This will ensure the presence of a quorum at the meeting. Promptly voting your shares via the Internet, by telephone, or by signing, dating and returning the enclosed proxy card or voting instruction form will save the Company the expenses and extra work of additional solicitation. If you wish to vote by mail, for those receiving printed copies of the proxy materials we have enclosed an envelope, postage prepaid if mailed in the United States. Submitting your proxy now will not prevent you from voting your shares at the meeting, as your proxy is revocable at your option. You may revoke your proxy at any time before it is voted by delivering to the Company a subsequently executed proxy or a written notice of revocation or by voting in person at the Annual General Meeting.

Items of Business:

•	To elect two Class II directors for terms ending at the 2021 Annual General Meeting of Members;
•	To appoint PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm and auditor until the conclusion of the 2020 Annual General Meeting of Members and to delegate authority to the Board of Directors of the Company, acting through the Audit Committee, to set the terms and remuneration thereof;
•	To approve, on a non-binding advisory basis, the compensation paid to our named executive officers; and
•	To transact any other business that may properly come before the Annual General Meeting.

Date of Mailing:

A Notice of Internet Availability of Proxy Materials or this Proxy Statement is first being mailed to shareholders on or about March 21, 2019.

BY ORDER OF THE BOARD OF DIRECTORS,

Sincerely,

Tabitha R. Oman	Jared T. Zane
Vice President, Interim General Counsel & Chief Compliance Officer	Deputy General Counsel & Interim Corporate Secretary
March 21, 2019

2019 PROXY STATEMENT	i

PROXY SUMMARY

This proxy statement (this “Proxy Statement”) and accompanying proxy materials are being furnished to the shareholders (referred to herein as “shareholders” or “members”) of Axalta Coating Systems Ltd., a Bermuda exempted company (the “Company” or “Axalta”), in connection with the solicitation of proxies by the board of directors of the Company (the “Board” or the “Board of Directors”) for use at the 2019 Annual General Meeting of Members, and at any adjournment or postponement thereof (the “Annual Meeting”), for the purposes set forth in the accompanying Notice of 2019 Annual General Meeting. This summary highlights information contained elsewhere in this Proxy Statement and in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018. For more complete information about these topics, please review the Company’s complete Proxy Statement and Annual Report on Form 10-K. Please also see the Questions and Answers section beginning on page 66 for important information about proxy materials, voting, the Annual Meeting, Company documents and communications.

2019 Annual General Meeting
Date:	Wednesday, May 1, 2019	Place:	Convene
Time:	1:00 p.m., local time		2001 Market Street, 2nd Floor
Record Date:	March 8, 2019		Philadelphia, PA 19103
Proposals			Board Recommendation
1	Election of two Class II directors to serve until the 2021 Annual General Meeting of Members		FOR ☑

	•	Both of the Class II nominees bring significant experience and skills relevant to leadership of the Company.

	•	Seven of our nine directors are independent, including both Class II nominees.

	•	Our Board’s strong commitment to ethical behavior, corporate governance and business conduct is evidenced by the developments overseen by the Board during the last six years.

See pages 6-15 for more information

2
Appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm and auditor until the conclusion of the 2020 Annual General Meeting of Members and delegation of authority to the Board, acting through the Audit Committee, to set the terms and remuneration thereof
FOR ☑

	•	Independent firm.

	•	Significant industry and financial reporting expertise.

See pages 30-31 for more information

3	Non-binding advisory vote to approve the compensation paid to our named executive officers		FOR ☑

	•	Strong commitment to align executive pay with Company performance on short- and long-term bases.

	•	Oversight of program by independent Compensation Committee with assistance of independent compensation consultant.

See page 33 for more information

2019 PROXY STATEMENT	1

PROXY SUMMARY

Our Board of Directors

Name	Age	Occupation	Committees or Leadership Roles		Other Public Company Boards
Class II Director Nominees
Deborah J. Kissire	61	Retired accounting firm partner	•	Compensation	2
			•	Nominating & Corporate Governance (Chair)

Elizabeth C. Lempres	58	Retired consulting firm partner	•	Compensation (Chair)	1
			•	Nominating & Corporate Governance

Class II Directors Not Continuing in Office
Andreas C. Kramvis	66	Operating Partner with AEA Investors	•	Audit	1
			•	Environment, Health, Safety & Sustainability

Class I and Class III Directors Continuing in Office
Robert W. Bryant	50	Chief Executive Officer and President of Axalta			0

Robert M. McLaughlin	61	Retired financial executive	•	Audit (Chair)	1
			•	Compensation

Samuel L. Smolik	65	Retired operations executive	•	Environment, Health, Safety & Sustainability (Chair)	0
			•	Nominating & Corporate Governance

Charles W. Shaver	60	Chairman and Chief Executive Officer of Nouryon	•	Chairman of the Board	1

Mark Garrett	56	Chief Executive Officer of Marquard & Bahls	•	Presiding Director	1
			•	Audit
			•	Compensation
			•	Environment, Health, Safety & Sustainability

Lori J. Ryerkerk	56	Retired operations executive	•	Audit	0
			•	Nominating & Corporate Governance

2	AXALTA COATING SYSTEMS

PROXY SUMMARY

2018 Financial and Operating Highlights

Axalta accomplished a great deal in 2018 in the face of several headwinds. Notably:

•	Net sales were $4,670 million, up 7.3% versus 2017, driven by acquisition contribution as well as price and product mix benefits.
•	Net income improvement was driven by the absence of impacts from U.S. tax reform and deconsolidation of our Venezuelan operations. Adjusted EBITDA was $937 million, an increase of 5.9% versus 2017, despite incremental foreign exchange headwinds and higher inflation than planned.(1)
•	Incremental global pricing actions and substantial productivity gains enabled Axalta to hold margins nearly constant for the year in spite of input cost inflation and a slowdown in select coatings markets in China.
•	Overall strong operating cash flow of $496 million for 2018 and free cash flow(2) of $362 million. We returned $254 million to shareholders through share repurchases in 2018; in addition we deployed $110 million on M&A transactions during the year.
•	Our Refinish business remains a global leader and continued to gain share in 2018. Net sales growth in the

2019 PROXY STATEMENT	3

PROXY SUMMARY

business was driven by strong price and product mix improvement. Our Industrial business experienced solid organic growth, benefiting from significant investment in innovation and marketing support in recent years. Also, our Transportation Coatings segment responded well to challenging market conditions.

•	Operational highlights include progress on relocating production from our Belgium facility as well as the opening of new research technology centers and powder coatings capacity upgrades in multiple locations.
•	We continued our leading commitment to investment in research and development, and introduced over 250 new products across Axalta in 2018, beating our target for the third year in a row.
(1)	For reconciliation to GAAP, please see “Reconciliation of Net Income to EBITDA and Adjusted EBITDA” on pages 38-39 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, filed with the Securities and Exchange Commission on February 26, 2019.
(2)	Defined as cash flow from operations plus interest proceeds from net investment hedges less capital expenditures.

Corporate Governance Highlights

The Company is committed to meeting the highest standards of ethical behavior, corporate governance and business conduct. This commitment has led the Company to implement the following practices:

•	Board Independence – seven of our nine directors are independent under New York Stock Exchange (“NYSE”) listing standards. Our Chairman (and former CEO) and our current Chief Executive Officer are the only non-independent members of our Board. In addition, all members of each Board committee are independent.
•	Board Diversity – our directors are committed to bringing a diverse set of perspectives and experiences to the leadership of Axalta; we currently have three female directors serving on the Board and chairing two of the Board’s standing committees.
•	Board Declassification – in 2018, our shareholders approved the elimination of our classified board structure over a three-year transition period, such that beginning in 2021 all directors will be elected annually.
•	Independent Presiding Director – in 2018, the Board appointed a Presiding Director to chair Board meetings in the Chairman’s absence, preside over executive sessions of independent directors, and be available for consultation with our shareholders.
•	Independent Directors Meetings – independent directors typically meet in executive sessions following each regularly scheduled Board meeting, without management or the Chairman present.
•	Annual Board and Committee Self-Evaluations – each year, the Nominating & Corporate Governance Committee administers self-evaluations of the Board and its committees, including an assessment of Board and committee composition and director performance.
•	Board Orientation and Training – new directors participate in an extensive orientation program with members of Axalta’s senior management. The Company also provides training to the Board on key governance and management topics on a regular basis by guest speakers and Company experts, as well as various corporate and governance “updates” throughout the year. In addition, Board members attend outside trainings on topics relevant to their Board responsibilities.
•	Stock Ownership Guidelines for Directors and Executive Officers – the Company has adopted stock ownership guidelines for directors and executive officers. Each of the directors and executive officers satisfies the stock ownership guidelines or is within the grace period provided by the guidelines to achieve compliance.
•	Succession Planning and Diversity – the Company and the Board actively engage in developing a pipeline of internal talent with differing backgrounds and experience to assume key executive positions and increase the diversity of our management. Our Compensation Committee has also reviewed an emergency succession management plan in the event that one of our key executives becomes unable or unwilling to serve.
•	Environment, Health, Safety & Sustainability (“EHS&S”) Committee – the Board maintains a standing committee responsible for the Company’s policies, performance, strategy and compliance matters related to the environment, health, safety and sustainability.
•	Limits on Public Company Board Service – the Board has established limits on the number of public company boards and audit committees on which our directors may serve.

4	AXALTA COATING SYSTEMS

PROXY SUMMARY

Executive Compensation Highlights

We maintain several guiding principles with respect to our executive compensation, and review our compensation programs on an ongoing basis to ensure that market and regulatory best practices are considered and addressed, including:

•	Performance-Based Compensation – the Company relies heavily on performance-based compensation for executive officers, including (1) annual incentive compensation, which for 2018 incorporated increased profitability metric weighting and (2) awards of performance-based stock in 2018 tied to our total shareholder return relative to the S&P 500, which comprise approximately half of the grant date fair value of the 2018 long-term equity awards granted to executive officers.
•	Significant At-Risk Pay – 85% of our Chief Executive Officers’ pay and 74% of our other named executive officers’ pay was at risk in 2018 (i.e., annual performance-based compensation and long-term equity incentive awards).
•	Incentive Compensation Recoupment Policy – the Company’s “clawback” policy provides that the

Compensation Committee may require reimbursement of incentive compensation awarded to an executive officer if the Company is required to restate its financial results as a result of the executive officer’s misconduct.

•	Hedging and Pledging Prohibited – the Company’s insider trading policy prohibits our officers, directors and employees from pledging their common shares as collateral or engaging in hedging or short sale transactions in our common shares.
•	Equity Plan Design Changes – in 2018, in connection with an increase in available shares under our equity plan, we amended the plan to include minimum 12-month vesting periods (subject to certain exceptions) and prohibitions on liberal share recycling practices, option repricing and payment of dividends until the related award vests.
•	Double-Trigger Vesting Provisions – our equity plan provides double-trigger vesting provisions in the event of a change-in-control for long-term equity awards.

2019 PROXY STATEMENT	5

Proposal 1	Election of two Class II directors to serve until the 2021 Annual General Meeting of Members

☑ The Board recommends a vote FOR each of the director nominees.

• Both of the Class II nominees bring significant experience and skills relevant to leadership of the Company.

• Seven of our nine directors are independent, including both Class II nominees.

• Our Board’s strong commitment to ethical behavior, corporate governance and business conduct is evidenced by the developments overseen by the Board during the last six years.

Our Board of Directors currently consists of nine directors divided into three classes with staggered three-year terms, so that the term of one class expires at each Annual General Meeting of Members. At our Annual General Meeting of Members in 2018 (the “2018 Annual Meeting”), our shareholders approved our Second Amended and Restated Bye-laws (“Bye-laws”) which eliminate our classified board structure over a three-year transition period. In accordance with this transition plan, the two nominees listed below will be proposed for election as Class II directors at the Annual Meeting to serve until the Annual General Meeting of Members in 2021, or until their successors are duly elected or until the earliest of their death, resignation or removal. Information regarding our directors’ professional experience, education, skills, ages and other relevant information (as of March 8, 2019) is set forth below.

There are three Class II directors presently serving as directors of the Company and two of the Class II directors, Ms. Kissire and Ms. Lempres, have been nominated and have agreed to stand for reelection. Mr. Kramvis, the third Class II director, informed the Company in January 2019 that he did not intend to stand for reelection due to his other commitments and his term will end at the Annual Meeting, which will result in one vacancy in Class II. The Board has not nominated any individual to fill this vacancy at this time.

In addition, if for any reason any nominee shall not be a candidate for election as a director at the Annual Meeting, it is intended that shares represented by the accompanying proxy will be voted for the election of a substitute nominee designated by our Board of Directors, or, alternatively, the Board may determine to leave the vacancy temporarily unfilled.

6	AXALTA COATING SYSTEMS

PROPOSAL NO. 1: ELECTION OF TWO CLASS II DIRECTORS

Nominees for Election as Class II Directors with Terms Expiring at the 2021 Annual General Meeting of Members

Deborah J. Kissire

Age: 61

Axalta Board Service

• Tenure: 2 years (December 2016) • Nominating & Corporate Governance Committee (Chair) • Compensation Committee

Independent

Professional Experience

•	Former Vice Chair and Regional Managing Partner at Ernst & Young LLP (EY), and member of the Americas Executive Board and Global Practice Group. She previously held other senior positions including Vice Chair and Regional Managing Partner for East Central and Mid-Atlantic Regions and U.S. Vice Chair of Sales and Business Development
•	Certified Public Accountant

Education

•	Bachelor’s degree in Accounting from Texas State University

Relevant Skills

•	Extensive experience in the financial oversight of public companies
•	Experience launching new business and practice areas and leading acquisitions, business unit consolidations and successful integrations
•	Strategic thinker and problem solver, with expertise in financial reporting, audit process, U.S. taxation, governance, mergers and acquisitions, transaction integration, diversity and inclusiveness

Other

•	Member of the Board of Directors of Cable One, Inc. (NYSE: CABO), a leading American cable and internet service provider
•	Member of the Board of Directors of Omnicom Group Inc. (NYSE: OMC), a global marketing and corporate communications holding company based in the U.S.
•	Inducted into the Washington Business Hall of Fame; recognized in the Washington Business Journal’s list of ‘Women Who Mean Business’; named as one of Washingtonian’s ‘150 Most Powerful People in Washington, D.C.’ and featured multiple times on Washingtonian’s list of the ‘100 Most Powerful Women in Washington, D.C.’

2019 PROXY STATEMENT	7

PROPOSAL NO. 1: ELECTION OF TWO CLASS II DIRECTORS

Elizabeth C. Lempres

Age: 58

Axalta Board Service

• Tenure: 1 year (April 2017) • Compensation Committee (Chair) • Nominating & Corporate Governance Committee

Independent

Professional Experience

•	Former Senior Partner, member of the Board of Directors, and leader of Global Private Equity and Principal Investing Practice at McKinsey & Company, as well as other senior positions including leader of Global Consumer Practice, Managing Partner of the firm’s Boston office, Global Compensation Policy Committee and chair of committees responsible for partner evaluation and hiring lateral partners
•	Former Systems Engineer at IBM
•	Participated in GE’s Edison Engineering Development Program with its Gas Turbine Division

Education

•	Bachelor’s degree in Engineering from Dartmouth College
•	MBA from Harvard Business School, and designated a Baker Scholar

Relevant Skills

•	Career focus on performance transformation, with deep experience in driving organic and inorganic growth and implementing new business models
•	Substantial experience in consulting across multiple sectors, including industrial products, consumer products, retail, financial services, health care and technology, and leading work in 15 countries across North America, Latin America, Europe, Asia and Africa

Other

•	Member of the Board of Directors of Great-West Lifeco (TSX: GWO), an international financial services company
•	Member of the Board of Directors of Culligan International, a leader in residential, office, commercial and industrial water treatment
•	Member of the Board of Directors of MIO Partners, an independent investment office serving McKinsey & Company pension plans
•	Trustee of Dartmouth College and member of the Board of Advisors at Dartmouth College’s Thayer School of Engineering

The Board of Directors recommends a vote “FOR” the election of both of the Class II directors to serve until the 2021 Annual General Meeting. Election of the nominees to our Board of Directors requires the affirmative vote of a plurality of votes cast at the Annual Meeting.

8	AXALTA COATING SYSTEMS

PROPOSAL NO. 1: ELECTION OF TWO CLASS II DIRECTORS

Class II Directors with Terms Expiring at the 2019 Annual General Meeting of Members

Andreas C. Kramvis

Age: 66

Axalta Board Service

• Tenure: 4 years (July 2014) • Audit Committee • Environment, Health, Safety & Sustainability Committee

Independent

Professional Experience

•	Operating Partner with AEA Investors
•	Former Vice Chairman of Honeywell International, focused on critical aspects for the achievement of the company’s Five Year Plan, as well as other senior positions including President and CEO of Honeywell Performance Materials and Technologies and Honeywell’s Environmental and Combustion Controls businesses

Education

•	Graduate of Cambridge University, studying engineering and specializing in electronics
•	MBA from Manchester Business School

Relevant Skills

•	Extensive experience regarding the management of public and private companies with a global scope across five different industries

Other

•	Member of the Board of Directors of Aptar Group (NYSE: ATR), a market leader in dispensers for the packaging industry
•	Member of the Boards of Directors of two companies in the AEA Investors’ portfolio: Excelitas Technologies (Chairman) and NES Global Talent
•	Past Chairman of the Society of Chemical Industry and past Board Member and Executive Committee Member of the American Chemistry Council
•	Recipient of the 2017 SCI Chemical Industry Medal
•	Author of “Transforming the Corporation: Running a Business in the 21st Century,” which demonstrates how to systematically transform a business for high performance

2019 PROXY STATEMENT	9

PROPOSAL NO. 1: ELECTION OF TWO CLASS II DIRECTORS

Continuing Class I Directors with Terms Expiring at the 2021 Annual General Meeting of Members

Robert W. Bryant

Age: 50

Axalta Board Service

• Tenure: <1 year (December 2018)

Professional Experience

•	Chief Executive Officer and President of Axalta
•	Former Executive Vice President and Chief Financial Officer of Axalta
•	Former Senior Vice President and Chief Financial Officer of Roll Global LLC
•	Former Executive Vice President of Strategy, New Business Development, and Information Technology at Grupo Industrial Saltillo, S.A.B. de C.V.
•	Former President of Bryant & Company, which he founded in 2001
•	Other prior positions include serving as Managing Principal with Texas Pacific Group’s Newbridge Latin America, L.P., a Senior Associate with Booz Allen Hamilton Inc. and an Assistant Investment Officer with the International Finance Corporation
•	Began career at Credit Suisse First Boston in the Mergers & Acquisitions Group

Education

•	Bachelor’s degree in Economics from the University of Florida
•	MBA from Harvard Business School

Relevant Skills

•	Substantial and diverse business and management experience across multiple industries and geographies
•	Significant experience in financial management, mergers and acquisitions, and strategic planning of public and private companies
•	Extensive knowledge of the Company’s operations in his current role as Chief Executive Officer and former role as Chief Financial Officer

Other

•	Serves on the Board of Directors of the American Coatings Association

10	AXALTA COATING SYSTEMS

PROPOSAL NO. 1: ELECTION OF TWO CLASS II DIRECTORS

Robert M. McLaughlin

Age: 61

Axalta Board Service

• Tenure: 4 years (April 2014) • Audit Committee (Chair) • Compensation Committee

Independent

Professional Experience

•	Former Senior Vice President and Chief Financial Officer and other senior positions of Airgas, Inc., a leading U.S. supplier of industrial, medical and specialty gases, and hardgoods, such as personal protective equipment, welding equipment and other related products
•	Former Vice President of Finance for Asbury Automotive Group
•	Former Vice President of Finance and other senior financial positions at Unisource Worldwide, Inc.
•	Began career at Ernst & Young LLP
•	Certified Public Accountant

Education

•	Bachelor’s degree in Accounting from University of Dayton

Relevant Skills

•	Significant and diverse business experience
•	Substantial experience in all aspects of financial management and strategic planning in a public company environment

Other

•	Member of the Board of Directors of Beacon Roofing Supply, Inc. (NASDAQ: BECN), the largest distributor of residential and non-residential roofing materials in the U.S.

2019 PROXY STATEMENT	11

PROPOSAL NO. 1: ELECTION OF TWO CLASS II DIRECTORS

Samuel L. Smolik

Age: 65

Axalta Board Service

• Tenure: 2 years (September 2016) • Environment, Health, Safety & Sustainability Committee (Chair) • Nominating & Corporate Governance Committee

Independent

Professional Experience

•	Former Senior Vice President – Americas Manufacturing and other senior positions at LyondellBasell Industries, one of the world’s largest plastics, chemical and refining companies
•	Former Vice President – Global Downstream Health, Safety, Security and Environment at Royal Dutch Shell
•	Former Vice President, Global Environment, Health, Safety and Security and other positions of increasing responsibility at The Dow Chemical Company

Education

•	Bachelor’s degree in Chemical Engineering from The University of Texas at Austin

Relevant Skills

•	Extensive experience in global operations and environmental, health and safety matters in the oil and petrochemicals industry
•	Leadership experience from working internationally with numerous countries and cultures
•	Significant experience working with government agencies and non-governmental organizations
•	Considerable experience in the sustainable development and corporate social responsibility fields

Other

•	Member of the Board of Directors of Evergreen North America Industrial Services, a leading provider of environmental and industrial cleaning solutions
•	Previously active with American Fuel & Petrochemical Manufacturers Association and American Chemistry Council
•	Involved with a number of community, education and other nonprofit organizations including The University of Texas at Austin Engineering Advisory Board, the Antwerp International School Foundation where he is Chairman of the Board of Directors, and Ducks Unlimited, the leading wetlands conservation organization in North America, where he serves on the Board of Directors of Ducks Unlimited, Inc. and Ducks Unlimited de Mexico

12	AXALTA COATING SYSTEMS

PROPOSAL NO. 1: ELECTION OF TWO CLASS II DIRECTORS

Continuing Class III Directors with Terms Expiring at the 2020 Annual General Meeting of Members

Charles W. Shaver

Age: 60

Axalta Board Service

• Tenure: 6 years (February 2013) • Chairman of the Board

Professional Experience

•	Chairman and Chief Executive Officer of Nouryon, a privately-held specialty chemicals producer
•	Former Chief Executive Officer and President of Axalta
•	Over 35 years of leadership roles in the global petrochemical, oil and gas industry
•	Former operating executive for Golden Gate Capital and The Carlyle Group
•	Former CEO and President of the TPC Group from 2004 to April 2011
•	Former Vice President and General Manager for General Chemical, a division of Gentek, from 2001 through 2004
•	Former Vice President and General Manager for Arch Chemicals from 1999 through 2001
•	Served in a series of operational, engineering and business positions with The Dow Chemical Company from 1980 through 1996

Education

•	Bachelor’s degree in Chemical Engineering from Texas A&M University

Relevant Skills

•	Extensive experience in the management of public and private companies in the chemical and materials industries
•	Deep knowledge of the Company’s operations in his current role as Chairman and former role as Chief Executive Officer

Other

•	Chairman of the Board of Directors of U.S. Silica (NYSE: SLCA), a leading producer of silica sand and other industrial minerals
•	Member of the Board of Directors of Atotech, an international specialty chemicals company
•	Formerly on the Board of Directors of Taminco, Inc., a global specialty chemicals company (2012-2014)
•	Extensive background of leadership roles in a variety of industry organizations, including the American Coatings Association Board of Directors (former Chairman) and Executive Committee, the American Chemistry Council Board of Directors and Finance Committee, and the National Petrochemical and Refiners Association Board and Executive Committee
•	Serves on the President’s Council and is a major supporter of Ducks Unlimited, the leading wetlands conservation organization in the U.S.

2019 PROXY STATEMENT	13

PROPOSAL NO. 1: ELECTION OF TWO CLASS II DIRECTORS

Mark Garrett

Age: 56

Axalta Board Service

• Tenure: 2 years (June 2016) • Presiding Director • Audit Committee • Compensation Committee • Environment, Health, Safety & Sustainability Committee

Independent

Professional Experience

•	Chief Executive Officer of Marquard & Bahls, a leading partner in energy supply, trading and logistics
•	Former Chairman of the Executive Board and Chief Executive of Borealis AG, a leading provider of innovative solutions in the fields of polyolefins, base chemicals and fertilizers
•	Former Vice Chairman at Abu Dhabi Polymers Company Ltd. (Borouge ADP), a leading provider of innovative, value-creating plastics solutions, established in a joint venture with Abu Dhabi National Oil Company (ADNOC)
•	Former Executive Vice President Water and Paper Treatment, member of the Executive Committee and other positions of increasing responsibility at Ciba Specialty Chemicals

Education

•	Bachelor’s degree in Economics from the University of Melbourne in Australia
•	Graduate Diploma of Applied Information Systems from the Royal Melbourne Institute of Technology

Relevant Skills

•	Extensive experience in the management of multinational public and private companies
•	Deep knowledge of the chemicals industry as well as European and global markets

Other

•	Member of the Board of Directors of Umicore (EBR: UMI), a global materials technology and recycling group
•	Member of the Board of Directors of Nova Chemicals, one of the world’s leading suppliers of plastics and chemicals

14	AXALTA COATING SYSTEMS

PROPOSAL NO. 1: ELECTION OF TWO CLASS II DIRECTORS

Lori J. Ryerkerk

Age: 56

Axalta Board Service

• Tenure: 3 years (October 2015) • Audit Committee • Nominating & Corporate Governance Committee

Independent

Professional Experience

•	Former Executive Vice President, Global Manufacturing of Royal Dutch Shell (Shell), responsible for all Shell Refining and Chemical assets globally, both Shell-operated and joint ventures, with a total crude oil processing capacity of 3.1 million barrels per day and chemical sales volume of 17 million tonnes per year
•	Previously Shell’s Regional Vice President, Manufacturing, Europe and Africa
•	Prior leadership roles with Exxon Mobil Corporation and Hess Corporation

Education

•	Bachelor’s degree in Chemical Engineering from Iowa State University

Relevant Skills

•	More than three decades experience working in the refining and chemicals manufacturing businesses of multinational corporations
•	Deep technical and commercial expertise gained through a variety of operational and senior leadership roles in Refining and Chemicals Manufacturing, Power Generation, and other groups including Supply, Economics and Planning, HSSE and Public Affairs/Government Relations
•	Strong international background having lived and led teams in Europe and Asia
•	Accomplished at growing and optimizing business performance, strategic planning and resolving complex international issues
•	Led a team of 30,000 people, employees and contractors at refineries and chemical sites around the world

Other

•	Member of the Board of Advisors for Catalyst Inc., a national nonprofit that advocates for inclusive workplaces for women
•	Recipient of the Houston Business Journal’s Women in Energy Leadership Award

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CORPORATE GOVERNANCE MATTERS AND COMMITTEES OF THE BOARD OF DIRECTORS

Policies on Corporate Governance

Our Board believes that strong corporate governance is important to ensure that our business is managed for the long-term benefit of our shareholders. We have adopted a Code of Business Conduct and Ethics that applies to all of our employees and directors, including our executive officers and senior financial and accounting officers. We have also adopted Corporate Governance Guidelines. Copies of the current versions of the Code of Business

Conduct and Ethics and the Corporate Governance Guidelines are available on our website and will also be provided upon request to any person without charge. Requests should be made in writing to our Corporate Secretary at Axalta Coating Systems Ltd., Two Commerce Square, 2001 Market Street, Suite 3600, Philadelphia, PA 19103, or by telephone at (855) 547-1461.

Board Leadership Structure

The Board of Directors does not have a set policy with respect to the separation of the offices of Chairman of the Board and Chief Executive Officer (“CEO”), as the Board believes it is in the best interests of the Company and our shareholders to make that determination based on the position and direction of the Company and the membership of the Board. The Board regularly evaluates whether the roles of Chairman of the Board and Chief Executive Officer should be separate and, if they are to be separate, whether the Chairman of the Board should be selected from the non-employee directors or be an employee of the Company. The Board believes these issues should be considered as part of the Board’s broader oversight and succession planning process.

In 2018, in connection with Mr. Shaver’s stepping down as our Chief Executive Officer, the Board separated the position of Chairman from the position of Chief Executive Officer, with Mr. Shaver continuing as non-executive Chairman and Mr. Bryant now serving as our Chief Executive Officer. The Board believes that the separation of the Chairman and CEO positions is in the best interests of our Company and shareholders at this time because it allows Mr. Bryant to devote his time and attention to the day-to-day operations of the Company, while Mr. Shaver provides leadership of our Board as well as executive guidance and support through his experience as our former CEO.

In addition, our Corporate Governance Guidelines require that when the Chairman of the Board is also the Chief Executive Officer or otherwise employed by the Company, or at any other time the Board deems it advisable, the Board, upon the recommendation of the Nominating & Corporate Governance Committee, shall appoint a Presiding Director from the independent directors. The Corporate Governance Guidelines provide that the Presiding Director will:

•	chair Board meetings in the Chairman’s absence;
•	preside over executive sessions of independent directors, and provide feedback and perspective to the Chairman about the matters discussed in executive sessions; and
•	be available for consultation with our shareholders.

Mark Garrett has served as our Presiding Director since February 2018. As our former CEO, Mr. Shaver is not yet independent under NYSE listing standards and therefore the Board has determined that Mr. Garrett should continue to serve as Presiding Director to provide independent guidance and supplement Mr. Shaver’s leadership as Chairman.

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Board Role in Risk Oversight

While risk management is primarily the responsibility of our executive team, the Board provides overall risk oversight focusing on the most significant risks facing our Company. The Board annually reviews the Company’s overall risk profile and assesses specific key business or functional risk areas during Board meetings throughout the year. The Board also oversees the risk management processes that are implemented by our executives to determine whether these processes are functioning as intended and are consistent with our business and strategy as well as best practices. The Board executes its oversight responsibility for risk management directly and through its committees. The Board’s role in risk oversight has not had a significant effect on its leadership structure, although we believe our current leadership structure, with Mr. Shaver serving as Chairman, Mr. Bryant serving as Chief Executive Officer, and Mr. Garrett serving as the independent Presiding Director, enhances the Board’s effectiveness in risk oversight.

The Audit Committee is specifically tasked with reviewing our compliance with legal and regulatory requirements and any related compliance policies and programs with management, our independent auditors and our legal counsel, as appropriate. The Audit Committee is also tasked with reviewing our financial risks and risk management policies. Members of our management who have responsibility for designing and implementing our risk management processes regularly meet with the Audit Committee, and the Audit Committee is updated on a regular basis on relevant and significant risk areas. In addition, the Audit Committee oversees cybersecurity risks facing the Company, which are also regularly reviewed by the full Board. The EHS&S Committee is tasked with overseeing management’s monitoring and enforcement of the Company’s policies to protect the health and safety of employees, contractors, customers, the public and the environment. The Compensation Committee and the Nominating & Corporate Governance Committee oversee risks associated with executive and employee compensation and corporate governance matters, respectively.

The full Board considers specific risk topics, including risks involved with CEO and management succession planning, risk-related issues pertaining to laws and regulations enforced by the United States and foreign government regulators, and risks associated with our business plan, strategies and capital structure. In addition, the Board receives reports from members of our management that include discussions of the risks and exposures involved with their respective areas of responsibility, and the Board is routinely informed of developments that could affect our risk profile or other aspects of our business.

Director Independence

Our Corporate Governance Guidelines require that the Board be comprised of a majority of directors who are “independent” under applicable NYSE rules, and state the Board’s belief that a substantial majority of directors should be independent. Our Board has determined that all of our directors other than Messrs. Shaver and Bryant are independent under the NYSE listing standards.

In reaching such determination, the Board considered the fact that Ms. Lempres currently serves on the Board of Directors of MIO Partners, a privately-held asset manager serving McKinsey & Company partners and the McKinsey retirement fund which is operated separately from McKinsey’s consulting business, and that the Company has and may continue to engage McKinsey for strategic consulting services on an arms-length basis, and did so prior to Ms. Lempres joining the Board. In addition, the Board considered the fact that Mr. Smolik serves on the Ducks Unlimited Conservation Programs Committee and the Boards of Directors of Ducks Unlimited, Inc. and Ducks Unlimited de Mexico on a volunteer basis, and that the Company provides annual corporate support to Ducks Unlimited and Ducks Unlimited de Mexico at a level well below 2% of the organization’s gross revenues, and did so prior to Mr. Smolik joining the Board. In each case, the Board considered the magnitude and nature of these relationships and determined that they did not impair the independence of Ms. Lempres or Mr. Smolik.

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Director Recruitment and Nominations

The Nominating & Corporate Governance Committee will consider director nominees recommended by our shareholders. A shareholder who wishes to recommend a director candidate for consideration by the Nominating & Corporate Governance Committee should send the recommendation to our Corporate Secretary at Axalta Coating Systems Ltd., Two Commerce Square, 2001 Market Street, Suite 3600, Philadelphia, PA 19103, who will then forward it to the Nominating & Corporate Governance Committee. The recommendation must include a description of the candidate’s qualifications for board service, including all of the information that would be required to be disclosed pursuant to Item 404 of Regulation S-K (as amended from time to time) promulgated by the Securities and Exchange Commission (“SEC”), the candidate’s written consent to be considered for nomination and to serve if nominated and elected, and addresses and telephone numbers for contacting the shareholder and the candidate for more information. A shareholder who wishes to nominate an individual as a candidate for election, rather than recommend the individual to the Nominating & Corporate Governance Committee as a nominee, must comply with the notice procedures set forth in our Bye-laws. See “Shareholder Proposals for the Company’s 2020 Annual General Meeting of Members” for more information on these procedures.

The Nominating & Corporate Governance Committee will consider and evaluate persons recommended by the shareholders in the same manner as it considers and evaluates other potential directors.

Director Qualifications

The Nominating & Corporate Governance Committee is responsible for reviewing the qualifications of potential director candidates and recommending to the Board candidates to be nominated for election to the Board of Directors. Our Corporate Governance Guidelines, which are available on our website as described above, set forth criteria that the Nominating & Corporate Governance Committee will consider when evaluating a director candidate for membership on the Board of Directors. These criteria are as follows: professional experience; education; skill; diversity; differences of viewpoint; and other individual qualities and attributes that will positively contribute to the Board, including integrity and high ethical standards; experience with business administration processes and principles; ability to express opinions, ask difficult questions and make informed, independent judgments; significant experience in at least one specialty area; ability to devote sufficient time to prepare for and attend Board meetings; and diversity with respect to other characteristics. The committee does not assign specific weights to particular criteria and no particular criterion is a prerequisite for any prospective nominee.

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Our Nominating & Corporate Governance Committee also considers the mix of backgrounds and qualifications, and the challenges and needs, of the directors to ensure that the Board of Directors has the necessary experience, knowledge and abilities to perform its responsibilities effectively. While diversity and variety of experiences and viewpoints represented on the Board are always considered, the Board believes that a director nominee should not be chosen nor excluded solely or largely because of race, religion, national origin, sex, sexual orientation or disability.

As Axalta has only been a stand-alone company since February 2013, none of our directors has a tenure longer than approximately six years. However, the Nominating & Corporate Governance Committee considers Board tenure and refreshment as additional relevant criteria in its identification, consideration and recommendation of director candidates.

When considering whether our directors and nominees have the experience, qualifications, attributes and skills, taken as a whole, to enable the Board of Directors to satisfy its oversight responsibilities effectively in light of our business and structure, the Board focused primarily on each person’s background and experience as reflected in the information discussed in each of the directors’ individual biographies set forth in “Proposal No. 1: Election of Two Class II Directors.” We believe that our directors provide an appropriate diversity of experience and skills for the size and nature of our business.

Limitations on Board Service

Our Corporate Governance Guidelines provide for certain limitations on the service of our directors:

•	Occupation Changes – Directors must notify the Chairman of the Board when their principal occupation changes, and the Nominating & Corporate Governance Committee will review the circumstances regarding such change to determine whether continued Board membership is appropriate.
•	Additional Public Company Boards or Audit Committees – Directors may not serve on more than five public company boards of directors or more than three audit committees.
•	Age Limit – No director will be nominated for reelection to the Board after reaching the age of 75 unless an affirmative request is made by the Board for that director to continue service.

Board Composition

Our Board currently consists of nine directors, with Mr. Shaver serving as Chairman of the Board.

The number of directors on our Board may be modified from time to time by our Board of Directors in accordance with our Bye-laws.

Under our current Bye-laws, until our Annual General Meeting of Members in 2021, our Board is divided into three classes whose directors serve three-year terms expiring in successive years. Directors hold office until their successors have been duly elected and qualified or until the earliest of their respective death, resignation or removal. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors.

Under the transition plan to eliminate our classified board structure, as approved by shareholders at the 2018 Annual Meeting, Class I directors elected at the 2018 Annual Meeting, the nominees for election as Class II directors at this year’s Annual Meeting and the nominees for election as Class III directors at the Annual General Meeting of Members in 2020 will each serve terms expiring at the Annual General Meeting of Members in 2021. At that time, our classified board structure will expire and the entire Board will be elected annually. Any directors appointed by the Board to fill vacancies after such time would serve only until the next election of directors by the shareholders or until a director’s earlier death, resignation or removal.

Director Orientation and Continuing Education

We have a process for onboarding and orienting new directors and for providing continuing education to our Board members. As part of our director orientation program, new directors participate in one-on-one introductory meetings with Axalta’s business and functional leaders and are briefed on the Company’s strategic plans, financial statements and key issues, as well as the Company’s governance and compliance policies and procedures. We provide our directors quarterly corporate governance updates via our legal department. In addition, we identify and pay for our directors to attend continuing education programs on corporate governance,

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compliance and other critical issues associated with a director’s service on a public company board, as well as site visits to our facilities around the world. Our Board also receives training through guest speakers and substantive issue presentations during Board and committee meetings and other Board events.

Board Meetings, Attendance and Executive Sessions

Directors are expected to spend the time needed and to meet as frequently as necessary to properly fulfill their responsibilities. The Board meets on a regularly scheduled basis during the year to review significant developments affecting us and to act on matters requiring Board approval. It also holds special meetings when an important matter requires Board action between scheduled meetings. Members of senior management regularly attend meetings of the Board and its committees to report on and discuss their areas of responsibility. Directors are expected to attend Board meetings and meetings of committees on which they serve. In addition, all directors are invited, but not required, to attend our

Annual General Meeting of Members. All of our current directors attended the 2018 Annual Meeting.

In general, the Board reserves time during each regularly scheduled meeting to allow the non-employee directors to meet without management and also to allow the independent directors to meet alone in executive session. During these executive sessions without the Chairman, the Presiding Director presides over the discussion.

During 2018, the Board met eight times. All directors attended 75% or more of the meetings of the Board and committees on which they served.

Board and Director Evaluation Process

Our Board believes that a comprehensive evaluation process enhances the effectiveness of our Board and committees. Therefore, our Board and each of our standing committees conducts an annual evaluation to determine whether it has complied with its responsibilities under our Bye-laws, the committee charter and applicable laws and regulations and whether it is functioning effectively. The evaluations are overseen by the Nominating & Corporate Governance Committee and consider, among other things, the following topics:

•	Board and committee composition, including skills, background and experience;
•	Satisfaction with director performance, including that of Board and committee chairs in those positions;
•	The quality of the Board participation, process and meeting agendas/materials;
•	Whether and how well each committee has performed the responsibilities in its charter;
•	Areas where the Board and committees should increase their focus;
•	Satisfaction with time allocated for topics and encouragement of open discussion and communication;
•	The current committee structure and whether any new committees should be established; and
•	Access to management, experts and internal and external resources.

01

Corporate Governance Review

Our Nominating & Corporate Governance Committee reviews the elements of our evaluation process to ensure that it provided the opportunity to provide actionable feedback on the Board's and committees' functioning, and on the performance of individual directors.

02

Annual Board and Committee Assessments

Each of our Board and our Audit, Compensation, Nominating & Corporate Governance, and EHS&S Committees conducts an annual review of whether and how well it has complied with the responsibilities under its charter. The Board evaluation considers the committee self-evaluations, as well as the Board's composition and organization, the quality of Board participation and process, and the quality of the Board's meeting agendas and materials.

03

One-on-One Discussions

The Corporate Secretary meets annually with each director to discuss the Board's operations, performance and areas of potential improvement.

04

Review and Follow Up

The Chairman and the Chair of the Nominating & Corporate Governance Committee review the results of the Board evaluation and Corporate Secretary discussions, and the material is shared with the full Board during executive session. Follow-up actions and potential areas for improvement are provided to management and to the Board for implementation.

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Board Committees

Our Board of Directors directs the management of our business and affairs as provided by Bermuda law and conducts its business through its meetings and its four standing committees: Audit Committee, Compensation Committee, Nominating & Corporate Governance Committee, and Environment, Health, Safety & Sustainability Committee. In addition, from time to time, other committees may be established under the Board’s direction when necessary or advisable to address specific issues. In August 2018, the Board of Directors eliminated its Executive Committee, which had authority to exercise the powers of the Board between regularly scheduled Board meetings but had met infrequently over the past two years, so that all relevant matters would be brought before the full Board.

Each of the standing committees operates under a charter that was approved by our Board of Directors, copies of which are available on our website at www.axalta.com.

Set forth below is the current membership and descriptions of each of the standing committees, with the number of meetings held during the year ended December 31, 2018 in parentheses:

Audit Committee (6) Robert McLaughlin (Chair) Mark Garrett Andreas Kramvis Lori Ryerkerk	•
Responsible for assisting the Board of Directors in overseeing our accounting and financial reporting processes and other internal control processes, the audits and integrity of our financial statements, our compliance with legal and regulatory requirements, the qualifications and independence of our independent registered public accounting firm, our Code of Business Conduct and Ethics and the performance of our internal audit function.

	•	Appoints and oversees our independent registered public accounting firm, including pre-approval of non-audit services.
	•	Mr. McLaughlin was appointed as the Chair of the Audit Committee in April 2014.
•
The Board of Directors has determined that Messrs. McLaughlin, Garrett and Kramvis are each an “audit committee financial expert” as such term is defined under the applicable regulations of the SEC and have the requisite accounting or related financial management expertise and financial sophistication under the applicable rules and regulations of the NYSE.

•
The Board of Directors has also determined that each committee member is independent under Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the NYSE listing standards, for purposes of the Audit Committee.

	•	All members of the Audit Committee are able to read and understand fundamental financial statements, are familiar with finance and accounting practices and principles, and are financially literate.

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Compensation Committee (16) Elizabeth Lempres (Chair) Mark Garrett Deborah Kissire Robert McLaughlin	•
Responsible for reviewing and approving the compensation philosophy and practices for the Company, reviewing and approving all forms of compensation and benefits to be provided to our Chief Executive Officer, our other executive officers and the Board of Directors, and reviewing and overseeing the administration of our equity incentive plans.

•
Our executive compensation processes and the role of the Compensation Committee, our executive officers and management in the compensation process are each described under the heading “Compensation, Discussion and Analysis — Compensation Governance: Oversight and Administration of the Executive Compensation Program” in this Proxy Statement.

	•	Ms. Lempres was appointed as the Chair of the Compensation Committee in January 2019. Messrs. Kramvis and McLaughlin each served as Chairs of the Compensation Committee during 2018.
	•	The Board of Directors has determined that each committee member is independent under the NYSE listing standards for purposes of the Compensation Committee.

Nominating & Corporate Governance Committee (8) Deborah Kissire (Chair) Elizabeth Lempres Lori Ryerkerk Samuel Smolik	•	Responsible for identifying and recommending director candidates for election to our Board of Directors and reviewing the Board’s committee structure and recommending membership of the committees.
•
Reviews and recommends the Company’s Corporate Governance Guidelines and makes recommendations to the Board regarding other governance matters, including the Company’s Memorandum of Association, Bye-laws and committee charters.

	•	Oversees the annual self-evaluations of the Board.
	•	Ms. Kissire was appointed as the Chair of the Nominating & Corporate Governance Committee in December 2016.
	•	The Board of Directors has determined that each committee member is independent under the NYSE listing standards for purposes of the Nominating & Corporate Governance Committee.

Environment, Health, Safety & Sustainability Committee (5) Samuel Smolik (Chair) Mark Garrett Andreas Kramvis	•	Responsible for the oversight and review of the Company’s policies, performance and strategy related to the environment, health, safety and sustainability.
	•	Reviews compliance issues and material proceedings regarding environmental, health, safety and sustainability matters.
	•	Mr. Smolik was appointed as the Chair of the EHS&S Committee in February 2017.

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Our Board’s Commitment to Shareholder Engagement

Why We Engage

Our Board and management team understand the benefits of regular engagement with our shareholders in order to maintain awareness of their perspectives on Axalta and matters affecting the Company.

Our shareholder engagement efforts allow the Board to:

•	consider the viewpoints of our shareholders in connection with its oversight of management and the Company;
•	discuss key developments in our business including our strategy and performance; and
•	assess issues that may impact our business, corporate activities and governance practices.

How We Engage

•	We provide institutional investors and equity analysts with opportunities to engage with, and provide feedback to, the Company’s management.
•	Our management participates in industry conferences, one-on-one investor meetings and non-deal roadshows.
•	Between March 2018 and March 2019, we engaged with investors representing approximately 80% of our shareholder base (based on share ownership), attended 14 industry conferences and conducted 7 non-deal road shows.

Outcomes from Shareholder Feedback

Some tangible examples of the results of our shareholder outreach efforts over the past several years include:

•	Increased our financial disclosures to help investors better understand our business.
•	Amended our Bye-laws to declassify our Board.
•	Enhanced our executive compensation disclosures including additional detail with respect to the design and selection of performance metrics under our long-term equity incentive awards.
•	Updated the performance share component of our annual long-term equity incentive program to include internal financial metrics on profitability and return on invested capital while also retaining relative total shareholder return as a modifying component.

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CORPORATE GOVERNANCE MATTERS AND COMMITTEES OF THE BOARD OF DIRECTORS

Our Board’s Commitment to Improving our Corporate Governance and Compensation Standards

Our Board is committed to meeting the highest standards of ethical behavior, corporate governance and business conduct. The following summary highlights the governance and compensation developments overseen by the Board since our November 2014 initial public offering (“IPO”).

	Governance Actions		Compensation Actions
2015	•	Appointed our first female director to our Board	•	Replaced our named executive officers’ pre-IPO employment agreements with Executive Restrictive Covenant and Severance Agreements to standardize various terms and conditions
	•	Formalized our annual Board and director evaluation process
2016	•	Adopted stock ownership guidelines for non-employee directors	•	Introduced performance-based equity awards as a significant component (50%) of our annual equity grants for senior executives, reducing reliance on time-vested equity
	•	Appointed 3 new independent directors, including one woman, and became a fully-independent Board (other than our CEO)
2017	•	Established our EHS&S Committee	•	Adopted an incentive compensation recoupment (“clawback”) policy
	•	Increased stock ownership guidelines for non-employee directors
	•	Completed the transition from our directors appointed by Carlyle, including the appointment of our third female director
2018	•	Appointed an independent Presiding Director	•
Revised our equity plan to include minimum vesting periods (subject to certain exceptions), alignment of dividend payments with award vesting, and prohibitions on liberal share recycling and option repricing

	•	Established formal limits on other public company board and audit committee service
	•	Initiated the elimination of our classified Board over a 3-year transition period
	•	Separated the roles of Chairman and CEO	•	Updated equity award agreements to include non-compete and non-solicitation restrictions
	•	Eliminated the Executive Committee of the Board
2019	•	Appointed Ms. Lempres as Chair of the Compensation Committee, our second female director in a Board leadership position	•	Revised our performance share plan to include profitability and return on invested capital financial metrics while retaining relative total shareholder return as a modifying component
			•	Revised annual bonus plan metrics to align with new external reporting emphasis

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Succession Planning and Increasing Diversity

The Company actively engages in succession planning in order to ensure that it has a strong pipeline of internal executive talent. The Board of Directors and its committees regularly review succession plans for the Chief Executive Officer and other members of senior management, including plans for emergency scenarios. The Board and its committees also regularly assess the staffing of the Company’s key leadership positions to identify and develop employees for such positions.

In addition, the Company holds an annual senior leadership development program to recognize the Company’s emerging leaders from around the globe and to connect them with peers and senior executives of the Company. The Company seeks the best person for every open role and strives to identify candidates from differing backgrounds and with experience and perspectives to continue to enhance the diversity of our management team.

The Board oversaw multiple changes in our leadership during 2018. Following Mr. Shaver’s decision to step down as Chief Executive Officer, the Board conducted a robust search process for a successor; this process included consideration of both external candidates and internal candidates on the Company’s succession plan. With the assistance of national search firms, the Board evaluated a slate of qualified candidates and ultimately named Terrence S. Hahn as CEO, effective September 4, 2018. In October, Mr. Hahn resigned by mutual agreement with the Board following an investigation by outside counsel into conduct by Mr. Hahn unrelated to financial matters that Axalta believes was inconsistent with Company policies. Following this subsequent and unexpected change in CEO, the Board consulted the Company’s succession plans (including emergency scenario contingency planning) and appointed Mr. Bryant, who was then serving as our Executive Vice President and Chief Financial Officer, as interim CEO. During the following interim period, the Board conducted a thorough evaluation of the needs of the Company and received feedback from investors, employees and other stakeholders. After reviewing multiple options and carefully considering Mr. Bryant’s qualifications, the Board named him as our CEO on a permanent basis in December 2018. Additional details including related compensation actions are described below under “2018 CEO Transitions” in the Compensation Discussion and Analysis section of this Proxy Statement.

Spotlight on Women in STEM (Science, Technology, Engineering and Math)

In 2018, Axalta continued to engage and develop our female workforce. Throughout the world, women hold positions such as technical directors, plant managers, site supervisors, scientists and technicians. Through the Axalta Women’s Network, the Company hosted multiple events aimed at supporting and engaging women at every juncture of their career, including a panel discussion and networking event with Axalta business partner The Philadelphia Eagles. Women account for nearly 30% of our global Technology organization, and many are engaged in professional associations such as the Society for Women Engineers, as well as community activities to support science, technology, engineering and math (STEM) education.

The Technology organization, in conjunction with the opening of the Axalta Global Innovation Center at the Philadelphia Navy Yard, continues to recruit with a focus on hiring the best talent, and we encourage women scientists and engineers to consider Axalta as they look to expand their careers. Axalta supports organizations promoting involvement in STEM fields. In 2018, we supported DRIVE One, an automotive industry training center in Detroit, by installing an Axalta-branded paint booth where students receive hands-on training on automotive coatings. We also continued our Axalta All-Pro Teachers program and partnered with organizations such as The Franklin Institute and the Science Leadership Academy to support STEM education in Philadelphia, with a focus on the inclusion of female students, who are traditionally underrepresented in these fields. STEM education plays a critical role in inspiring young students to embrace technology and to ultimately pursue careers in STEM fields. Encouraging young women to pursue STEM education supports a diversified workforce, a vital component of a competitive organization.

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CORPORATE GOVERNANCE MATTERS AND COMMITTEES OF THE BOARD OF DIRECTORS

Communications with the Board

The Board of Directors provides a process for shareholders and other interested parties to send communications to the Board. Shareholders and other interested parties may send written communications to the Board, c/o the Corporate Secretary of the Company at Axalta Coating Systems Ltd., Two Commerce Square, 2001 Market Street,

Suite 3600, Philadelphia, PA 19103. Communications concerning substantive Board or Company matters shall promptly be forwarded by the Corporate Secretary to the Chairman of the Board, and the Corporate Secretary shall keep and regularly provide to the Chairman of the Board a summary of any communications received.

Stock Ownership Guidelines

In order to ensure meaningful share ownership in Axalta by the Company’s directors and officers, the Company has adopted minimum share ownership requirements. More information is set forth under the heading “Stock

Ownership Guidelines” in the Director Compensation and Compensation Discussion and Analysis sections of this Proxy Statement.

Clawback Policy

The Board of Directors has adopted a policy regarding the recapture of compensation paid to executive officers in the event of a restatement of the Company’s financial results.

More information is set forth under the heading “Incentive Compensation Recoupment Policy” in the Compensation Discussion and Analysis section of this Proxy Statement.

Certain Relationships and Related Person Transactions

Our Board has adopted a written policy for the review and approval of transactions involving us and “related persons,” which include our executive officers, directors, director nominees, shareholders owning 5% or more of our outstanding common shares, and the immediate family members of any of the foregoing persons. The policy covers any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we were or are to be a participant, where the amount involved exceeds $100,000 and a related person had or will have a direct or indirect material interest. Pursuant to this policy, our management will present to our Audit Committee each proposed related person transaction, including all relevant facts and circumstances relating thereto. Our Audit Committee will then:

•	review the relevant facts and circumstances of each related person transaction, including the financial terms of such transaction, the benefits to us, the availability of other sources for comparable products or services, whether the transaction is on terms no less favorable to us than those that could be obtained in arm’s-length dealings with an unrelated third party or employees generally and the extent of the related person’s interest in the transaction; and
•	take into account the impact on the independence of any independent director and the actual or apparent conflicts of interest.

All related person transactions may only be consummated if our Audit Committee has approved or ratified each such transaction in accordance with the guidelines set forth in the policy. Certain types of transactions have been pre-approved by our Audit Committee under the policy, including ordinary course purchases of Company products, resolution of warranty claims, receipt of compensation and benefits, reimbursement of expenses, and transactions where the related person’s interest arises only from certain roles with the other party. No director may participate in the approval of a related person transaction of which he or she, or his or her immediate family member, is a party.

From time to time the Company may engage in ordinary course transactions with other parties affiliated with our directors; however, to the Company’s knowledge, since the beginning of fiscal year 2018, no related person has had a material interest in any of the Company’s business transactions or relationships.

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Indemnification Agreements

We have entered into indemnification agreements with each of our directors and certain of our executive officers. These indemnification agreements provide the directors and executive officers with contractual rights to indemnification and expense advancement that are, in some cases, broader than the specific indemnification rights granted to directors and officers under Bermuda law.

Executive Restrictive Covenant and Severance Agreements

See “Compensation Discussion and Analysis – Severance Arrangements” for information regarding the Executive

Restrictive Covenant and Severance Agreements that we have entered into with our executive officers.

Sustainability Matters

Our sustainability strategy is to develop, manufacture and sell high performance coatings in a responsible manner. Axalta has taken a deliberate approach to sustaining our business and addressing the sustainability goals of our stakeholders through the lens of our impact on the environment, social performance and governance. The EHS&S Committee was established to oversee these matters. We established four overarching goals, endorsed by the committee, to guide our Company’s approach to sustainability:

•	Differentiate Axalta in the marketplace to grow our business, especially with customers who value suppliers with a strong sustainability track record;
•	Build stakeholder confidence in Axalta’s ability to minimize or manage risk along our value chain and maintain our license to operate;
•	Anticipate emerging trends in the end-markets where we have the potential to support customer and societal sustainability goals; and
•	Utilize the Company’s commitment to sustainability to attract, retain and develop the best talent in the marketplace.

We focus our efforts on four key areas: technology, operations, our people and corporate social responsibility.

Our Approach to Technology: Technology at Axalta builds on more than 150 years of developing innovative coatings. We create durable products that protect, increase productivity and offer beautiful color across the wide range of products and services we provide to our customers. Those benefits also translate into improvement in our customers’ performance and productivity, both when applying our coatings and by extending the life of the materials protected by our coatings. When our customers’ products last longer, the demand on natural resources to produce replacements is reduced.

Our Approach to Operations: Axalta’s sustainable manufacturing practices provide our customers with superior products using carefully selected materials that are processed to optimize productivity while minimizing our impact on the environment and protecting the health and safety of our employees and surrounding communities. We also work with our suppliers and logistics partners to ensure our supply chain maintains a focus on quality, sustainability and ethical business practices.

Our Approach to People: At Axalta, we aim to recruit, develop and retain the most talented people: those that are passionate about our Company, skilled in their area of expertise, committed to doing their best and eager to work as part of a united global team. Simply stated, Axalta wants to be the employer of choice for the world’s best talent who will enable us to innovate and grow our business. Our commitment to growth begins by providing unique and challenging experiences for our people every day, creating a platform for individual and professional growth building on our company values.

Our Approach to Corporate Social Responsibility: Axalta has a strong commitment to improving the world we live in by using focused giving to create, support and nurture STEM education and environmental stewardship programs. These corporate social responsibility initiatives serve a global community, the hometowns where our employees and customers live and work, and tie back to our business. Many of our STEM programs encourage youth to consider careers in related fields and provide them with practical opportunities to expand their exposure to the ways in which STEM disciplines touch their lives daily. Our environmental stewardship projects address the need for clean water and habitat.

For additional information, please read our latest Sustainability Report available at www.axalta.com/sustainability.

2019 PROXY STATEMENT	27

DIRECTOR COMPENSATION

Overview

Our non-employee director compensation program is designed to fairly compensate directors for the work required at a company of our size and scope as well as to align directors’ interests with the long-term interests of our shareholders. The annual compensation under our program is detailed below. We pay additional annual compensation to the non-executive Chairman, Presiding Director and chairs of each committee in recognition of the workload and responsibilities required of such positions. No additional meeting fees are paid.

Compensation Component	Amount
Annual equity award – restricted stock units (“RSUs”)	$200,000
Annual cash retainer*	$75,000
Chairman annual equity award (2019) – RSUs	$125,000
Chairman annual fee*	$125,000
Presiding Director annual fee*	$10,000
Audit Committee Chair annual fee*	$20,000
Other Committee Chair annual fee*	$10,000
*	Payable quarterly in arrears

Our employee directors receive no compensation for serving on our Board of Directors or its committees.

Following Mr. Shaver’s stepping down as Chief Executive Officer on September 3, 2018, Mr. Shaver’s compensation as CEO was discontinued and he began to participate in our non-employee director compensation program, including the annual cash retainer and annual equity award, each of which were prorated to cover only the portion of 2018 that Mr. Shaver served as a non-employee director.

In addition, as compensation for his service as Chairman of the Board, Mr. Shaver received an additional annual cash fee of $125,000, payable quarterly in arrears and prorated for 2018. In 2019, he also received an additional award of restricted stock units with a grant date fair value of $125,000, at the same time and on the same terms as the 2019 annual equity awards provided to all non-employee directors. In approving Mr. Shaver’s additional compensation for serving as Chairman of the Board, and in particular the additional restricted stock units, the Compensation Committee and the Board considered the additional time, workload and responsibility expected of him during the transition of leadership, the ongoing executive support he is providing to the Company’s new Chief Executive Officer, including regular strategy and operations review sessions, as well as his regular duties as Chairman, which include regular attendance at the meetings of the Board’s committees. The Compensation Committee also considered relevant benchmarking data of chairman compensation compiled by its compensation consultant. The Compensation Committee intends to regularly review the non-executive Chairman compensation amounts to ensure they are commensurate with the role of the Chairman and market practices at such time.

The Compensation Committee reviews all director compensation annually, assisted by a third-party compensation consultant. The Compensation Committee in December 2018 reviewed a peer comparison of director compensation conducted by Deloitte Consulting LLP. Following such review, the Compensation Committee recommended no changes to the components and amounts of non-employee director compensation for 2019.

28	AXALTA COATING SYSTEMS

DIRECTOR COMPENSATION

Director Compensation Table 2018

For the year ended December 31, 2018, we provided the compensation set out in the table below to our directors.

Name	Fees Earned or Paid in Cash(1) ($)	Stock Awards(2) ($)	Total ($)
Charles W. Shaver(3)	64,795	65,204	129,999
Robert W. Bryant(4)	—	—	—
Mark Garrett	83,583	199,974	283,557
Deborah J. Kissire	85,000	199,974	284,974
Andreas C. Kramvis	81,041	199,974	281,015
Elizabeth C. Lempres	75,000	199,974	274,974
Robert M. McLaughlin	98,979	199,974	298,953
Lori J. Ryerkerk	75,000	199,974	274,974
Samuel L. Smolik	87,892	199,974	287,866
Terrence S. Hahn(5)	—	—	—
(1)	Amounts reflect the director retainer, Chairman fee, Presiding Director fee and committee chair fees earned in 2018; such amounts are paid quarterly in arrears and prorated for a partial year of service.
(2)	Amounts reflect the grant date fair value of directors’ stock awards for 2018 computed in accordance with FASB ASC Topic 718. The grant date for Mr. Garrett, Ms. Kissire, Mr. Kramvis, Ms. Lempres, Mr. McLaughlin, Ms. Ryerkerk and Mr. Smolik was February 21, 2018. The grant date for Mr. Shaver was September 4, 2018. The number of RSUs granted for each director was based on the closing price of our common shares on the grant date. The aggregate number of awarded RSUs outstanding at 2018 fiscal year-end for each non-employee director is as follows: Mr. Garrett, 8,741; Ms. Kissire, 6,391; Mr. Kramvis, 9,260; Ms. Lempres, 6,391; Mr. McLaughlin, 9,260; Ms. Ryerkerk, 9,260; and Mr. Smolik, 7,125. The aggregate number of performance shares, restricted shares, RSUs and stock options awarded to Mr. Shaver outstanding at 2018 fiscal year-end is 156,149 (at threshold performance level), 100,457, 2,180 and 3,721,253, respectively.
(3)	Mr. Shaver resigned as Chief Executive Officer on September 3, 2018 and thereafter became eligible to participate in our non-employee director compensation program; amounts shown represent prorated portions of the annual director retainer, Chairman annual fee and annual stock award, based on his service on the Board from such date. These amounts are also included in the Summary Compensation Table below.
(4)	Mr. Bryant serves as our Chief Executive Officer and President and therefore does not receive compensation for his service as an employee director.
(5)	Mr. Hahn served as a director and as our Chief Executive Officer and President from September 4, 2018 through October 7, 2018 and therefore did not receive compensation for his service as an employee director.

Non-Employee Director Stock Ownership Guidelines

Our Compensation Committee adopted stock ownership guidelines for all non-employee directors, which require that, within five years after first appointment to the Board, each of our non-employee directors must directly or indirectly own an amount of our common shares equal to five times the director’s annual cash retainer for Board service, or $375,000 based on the amount of the retainer at this time. All directors are in compliance with this requirement or within the grace period of the guidelines.

2019 PROXY STATEMENT	29

Proposal 2
Appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm and auditor until the conclusion of the 2020 Annual General Meeting of Members and delegation of authority to the Board, acting through the Audit Committee, to set the terms and remuneration thereof

☑ The Board recommends a vote FOR the appointment of PwC for 2019.

• Independent firm.

• Significant industry and financial reporting expertise.

The Audit Committee has appointed PricewaterhouseCoopers LLP (“PwC”) as the Company’s independent registered public accounting firm and auditor to examine the books of account and other records of the Company and its consolidated subsidiaries for the 2019 fiscal year. The Board of Directors is asking shareholders to approve this action and to delegate authority to the Board, acting through the Audit Committee, to set the terms and remuneration thereof.

Representatives of PwC are expected to be present at the Annual Meeting and will be afforded the opportunity to make a statement and will be available to respond to appropriate questions that may come before the Annual Meeting.

In the event that shareholders fail to approve the appointment of PwC as the Company’s independent registered public accounting firm and auditor, the Audit Committee will consider the shareholder vote in determining whether to retain the services of PwC in connection with the 2019 audit.

Independent Registered Public Accounting Firm

The following table shows the aggregate fees for professional services provided by PwC and its affiliates for the audits of the Company’s consolidated financial statements for the years ended December 31, 2018 and 2017, and other services rendered during such years:

Fee Category	2018 ($000s)	2017 ($000s)
Audit Fees	$5,337	$5,293
Audit-Related Fees	506	945
Tax Fees	5,092	5,016
All Other Fees	7	7
TOTAL	$10,942	$11,261

Audit Fees

Audit Fees were for professional services rendered for the audit of the U.S. GAAP consolidated financial statements and the effectiveness of internal controls over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, statutory audits and quarterly reviews.

Audit-Related Fees

Audit-Related Fees consist of the fees and expenses for audits and related services that are not required under securities laws, reviews of financial statements and due diligence associated with acquisitions.

30	AXALTA COATING SYSTEMS

PROPOSAL NO. 2: APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM AND AUDITOR

Tax Fees

Tax Fees consist of the fees and expenses for tax planning, advisory and compliance services. Compliance fees consist of the aggregate fees billed for professional services rendered for tax return preparation and related compliance documentation. The following table details the associated tax fees for 2018 and 2017.

	2018 ($000s)	2017 ($000s)
Tax Legislation and Related Developments	$1,538	$1,400
Tax Advisory Services – M&A Activity	—	1,236
Tax Planning and Advisory Services	3,065	1,812
Tax Compliance	489	568
TOTAL	$5,092	$5,016

When engaging PwC on these matters, management and the Audit Committee considered PwC’s expertise in domestic and international corporate taxation as well as its institutional knowledge of our operations. As such, management and the Audit Committee determined that the engagement of PwC would ensure efficient and quality advice that is pertinent to our business and consistent with our overall business strategy.

The Audit Committee discussed and determined that PwC’s performance of the tax services would not impair its independence. Nonetheless, our Audit Committee has instructed PwC and management that, absent extenuating circumstances, PwC’s audit, audit-related and compliance fees should comprise a majority of its overall fees.

All Other Fees

Fees for all other services and related expenses not included in other fee categories, principally for accounting research software.

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee is responsible for selecting the independent registered public accounting firm retained by us to audit our financial statements, subject to approval by our shareholders of such appointment. The Audit Committee also has responsibility for the retention, compensation, oversight and termination of any independent auditor employed by us.

The Audit Committee has adopted policies and procedures for pre-approving all audit and non-audit services provided by the Company’s independent registered public accounting firm prior to the engagement of such firm with respect to such services. Under these policies and procedures, proposed services may be pre-approved on a periodic basis or individual engagements may be separately approved by the Audit Committee prior to the services being performed. However, the authority to pre-approve up to $500,000 per engagement has been delegated to the Audit Committee Chair to accommodate time-sensitive service proposals and the Audit Committee Chair reports any such pre-approvals to the full committee at the next meeting. In each case, the Audit Committee considers whether the provision of such services would impair the independent registered public accounting firm’s independence. All audit services, audit-related services, tax services and other services provided by PwC for 2018 and 2017 were pre-approved by the Audit Committee.

The Board of Directors recommends a vote “FOR” Proposal No. 2, to approve the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm and auditor until the conclusion of the 2020 Annual General Meeting of Members and the delegation of authority to the Board, acting through the Audit Committee, to set the terms and remuneration thereof. Proxies will be voted “FOR” such appointment, unless otherwise specified in the proxy.

2019 PROXY STATEMENT	31

AUDIT COMMITTEE REPORT

Notwithstanding anything to the contrary set forth in any of the previous or future filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate this Proxy Statement or future filings with the Securities and Exchange Commission, in whole or part, the following report shall not be deemed to be incorporated by reference into any such filing.

The Audit Committee of the Board of Directors is providing this report to enable shareholders to understand how the Audit Committee monitors and oversees the Company’s financial reporting process. The Audit Committee serves an independent oversight role by consulting with and providing guidance to management and the Company’s independent registered public accounting firm on matters such as accounting, audits, compliance, controls, disclosure, finance and risk management. The Audit Committee members do not act as accountants or auditors for the Company. Management is responsible for the preparation of the Company’s financial statements and the financial reporting process, including the implementation and maintenance of effective internal control over financial reporting. The Company’s independent registered public accounting firm is responsible for expressing an opinion on the conformity of those audited financial statements with U.S. generally accepted accounting principles. The Company’s independent registered public accounting firm has free access to the Audit Committee to discuss any matters it deems appropriate. The Audit Committee operates pursuant to an Audit Committee Charter that is reviewed annually by the Audit Committee and updated as appropriate. A copy of the charter can be found on the Company’s website at www.axalta.com.

The Audit Committee consists of four directors, Messrs. McLaughlin, Garrett and Kramvis and Ms. Ryerkerk, each of whom satisfies the independence requirements promulgated by the SEC and applicable NYSE rules.

This report confirms that the Audit Committee has: (i) reviewed and discussed the audited financial statements for the year ended December 31, 2018 with management and the Company’s independent registered public accounting firm, PwC; (ii) discussed with PwC the matters required to be discussed under standards of the Public Company Accounting Oversight Board, or the “PCAOB”; (iii) reviewed the written disclosures and letters from PwC as required by the rules of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence; and (iv) discussed with PwC its independence from the Company.

The Audit Committee has considered whether the provision of non-audit professional services rendered by PwC, and disclosed elsewhere in this Proxy Statement, is compatible with maintaining its independence.

Based upon the above review and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements for the year ended December 31, 2018 be included in the Company’s Annual Report on Form 10-K for filing with the SEC.

Respectfully submitted,

AUDIT COMMITTEE

Robert M. McLaughlin (Chairman)
Mark Garrett
Andreas C. Kramvis
Lori J. Ryerkerk

32	AXALTA COATING SYSTEMS

Proposal 3	Non-binding advisory vote to approve the compensation paid to our named executive officers

☑ The Board recommends a vote FOR this proposal.

• Strong commitment to align executive pay with Company performance on short- and long- term bases.

• Oversight of program by independent Compensation Committee with assistance of independent compensation consultant.

Pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act, or the “Dodd-Frank Act,” the SEC enacted requirements for the Company to present to its shareholders a separate resolution, subject to an advisory (non-binding) vote, to approve the compensation of its named executive officers. This proposal is commonly referred to as a “Say on Pay” proposal. This proposal is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this Proxy Statement. As required by these rules, the Board of Directors invites you to review carefully the Compensation Discussion and Analysis beginning on page 34 and the tabular and other disclosures on compensation under Executive Compensation beginning on page 54, and to cast an advisory vote on the Company’s executive compensation programs through the following resolution:

“Resolved, that the members approve, on an advisory basis, the compensation of the Company’s named executive officers, including the Company’s compensation practices and principles and their implementation, as discussed and disclosed in the Compensation Discussion and Analysis, the compensation tables, and any narrative executive compensation disclosure contained in the

Company’s Proxy Statement for the 2019 Annual General Meeting of Members.”

As discussed in the Compensation Discussion and Analysis, the Board of Directors believes that the Company’s long-term success depends in large measure on the talents of our employees. The Company’s compensation system plays a significant role in our ability to attract, retain and motivate the highest quality workforce. The Board of Directors believes that our current compensation program directly links executive compensation to Company performance, aligning the interests of the Company’s executive officers with those of its shareholders.

Pursuant to the Dodd-Frank Act, this vote is advisory and will not be binding on the Company. While the vote does not bind the Board of Directors or the Compensation Committee to any particular action, the Board of Directors and the Compensation Committee value the input of the shareholders, and will take into account the outcome of this vote in considering future compensation arrangements.

Although this vote is advisory in nature and does not impose any action or requirement on the Company or the Compensation Committee of the Board of Directors, the Company strongly encourages all shareholders to vote on this matter.

The Board of Directors recommends a vote “FOR” Proposal No. 3, to approve an advisory (non-binding) resolution regarding the compensation of the Company’s named executive officers.

2019 PROXY STATEMENT	33

COMPENSATION DISCUSSION AND ANALYSIS

CD&A Table of Contents

Introduction

This Compensation Discussion and Analysis provides an overview and analysis of our executive compensation program, including: (i) the elements of our compensation program for our named executive officers (“NEOs”); (ii) the material compensation decisions made under that program and reflected in the executive compensation tables that follow this Compensation Discussion and Analysis; and (iii) the material factors considered in making those decisions.

* For the year ended December 31, 2018, our NEOs listed below include three former executive officers who were not employed by Axalta at the end of fiscal year 2018.

Robert W. Bryant

Chief Executive Officer and President

Sean M. Lannon

Senior Vice President and Chief Financial Officer

Charles W. Shaver

Chairman and former Chief Executive Officer and President*

Terrence S. Hahn

Former Chief Executive Officer and President*

Steven R. Markevich

Executive Vice President and President, Transportation Coatings and Greater China

Joseph F. McDougall

Executive Vice President and President, Global Refinish and EMEA

Michael A. Cash

Senior Vice President and President, Industrial Coatings

Michael F. Finn

Former Senior Vice President, General Counsel, and Corporate/Government Affairs and Corporate Secretary*

34	AXALTA COATING SYSTEMS

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

2018 Highlights

Axalta performed very well in 2018 even in the face of headwinds, including substantially higher raw material costs, a slowdown in certain coatings markets – most notably in China – and overall increased competition globally. Net sales for the year increased more than 7 percent, Adjusted EBITDA increased roughly 6 percent, and we delivered cash from operations of $496 million. However, these accomplishments fell short of certain targets for the year and this Company performance, along with the individual performance and key achievements of each NEO, was reflected in the compensation paid to our NEOs in 2018, as described below.

2018 Annual Bonus Plan
•	Corporate Adjusted EBITDA was below target performance, resulting in a payout of 90% for this metric
•	Corporate Adjusted Free Cash Flow was below target performance, resulting in a payout of 85% for this metric
•	Adjusted EBITDA for our business units were at or below target performance, resulting in payouts of 99%, 100% and 75% for our Refinish, Industrial and Transportation businesses, respectively
•	Adjusted EBITDA for our regions led by NEOs were below target performance, resulting in payouts of 77% and 0% for our EMEA and Greater China regions, respectively
•	Free Cash Flow for our regions led by NEOs were below threshold performance, resulting in payouts of 0% for both of our EMEA and Greater China regions
•	Our NEOs delivered on various key leadership objectives (detailed below), resulting in payouts ranging from 100% to 175% for the individual performance component

2016-2018 Performance Stock Awards
•	Axalta’s relative total shareholder return was below the 30th percentile of the relevant performance peer group, resulting in no performance shares being earned for this performance period

We also experienced a transition in leadership during 2018 as Mr. Shaver, our long-time Chairman and Chief Executive Officer, stepped down as CEO while continuing to serve as non-executive Chairman of the Board. Our Compensation Committee and our Board made numerous compensation determinations in connection with Mr. Shaver’s resignation, a subsequent CEO appointment and resignation and the appointments of Robert Bryant and Sean Lannon as our new Chief Executive Officer and Chief Financial Officer, respectively, as described in more detail below under “2018 CEO Transitions.” These compensation decisions, which include the approvals of compensation packages for the new CEOs and new CFO and retention stock awards for senior management, were intended to attract and retain new leadership while also ensuring stability and continuity among the senior management team through the transitions, in a manner consistent with our compensation philosophy. The Compensation Committee believes these decisions, which resulted from a unique set of circumstances that we do not expect to reoccur, were critical to successfully navigating through the transitions and challenging market conditions in 2018 and positioning Axalta for continued success in 2019 and future years.

2019 PROXY STATEMENT	35

COMPENSATION DISCUSSION AND ANALYSIS

In addition, our Compensation Committee made several modifications to our executive compensation program in 2018 to better align with our compensation philosophy,

business strategy and shareholder interests, detailed below:

	Modification		Rationale
Annual performance-based compensation	•	Eliminated the Constant Currency Net Sales metric while increasing the weighting of the Adjusted EBITDA and Free Cash Flow metrics	•	Increases focus on profitability metrics
	•	Realigned financial metrics for business unit employees to business-unit specific metrics and introduced new operational and technology metrics	•	Increases correlation between annual bonus earned and metrics actually impacted by employees
Long-term equity incentive awards	•	Changed the comparative group for performance stock awards from a defined performance peer group to the S&P 500	•	Provides more accurate assessment of the Company’s relative financial performance over the 3-year performance period
•
Introduced several new design features in our Amended and Restated 2014 Incentive Award Plan, including minimum 12-month vesting periods (subject to certain exceptions) and prohibitions on liberal share recycling practices, option repricing and payment of dividends until the related award vests
			•	Implements best practices that protect the interests of our shareholders
	•	Updated equity award agreements to include non-compete and non-solicitation restrictions	•	Provides appropriate protection for the Company and its shareholders

Objectives, Philosophy and Practices

Our overall compensation program is structured to attract, motivate and retain highly qualified executives by paying them competitively, consistent with our success and their contribution to that success. We believe compensation should be structured to ensure that a portion of an executive’s compensation opportunity will be related to factors that directly and indirectly influence shareholder value, without motivating improper risk taking.

36	AXALTA COATING SYSTEMS

COMPENSATION DISCUSSION AND ANALYSIS

We maintain several guiding practices and review our compensation programs on an ongoing basis to ensure that market and regulatory best practices are considered and addressed.

What We Do	What We Don’t Do
☑    Align pay and performance

☑    Significant portion of executive officers’ pay is at-risk

☑    Apply stock ownership policies for executive officers

       and directors

☑    Significant stock ownership by our executives

☑    Incentive compensation recoupment policy

☑    Include “double-trigger” change-in-control provisions
        in equity awards

☑    Independent Compensation Committee

☑    Independent compensation consultant

☑    Mitigate undue risk in compensation programs

☑    Provide reasonable post-employment and change-in
        -control provisions

☒    No immediate vesting of stock options or restricted
       stock awards*

☒    No excessive perquisites

☒    No tax gross-ups for personal aircraft use or financial
       planning

☒    No hedging transactions by officers, directors or
       employees

☒    No pledging of shares as collateral by officers,
       directors or employees

☒    No speculating in short-term movements in price of

       shares by officers, directors or employees

☒    No  discounted  stock  options  or  repricing  of
        underwater options

☒    No excessive risk-taking

☒    No above-market earnings on deferred compensation

*	See the “Potential Payments upon Termination or Change-in-Control” of this Proxy Statement for exceptions in the event of certain terminations of employment.

Pay for Performance

Total compensation for our NEOs has been allocated between cash and equity compensation, taking into consideration the balance between providing short-term incentives and long-term investment in our financial performance, to align the interests of management with the interests of our shareholders. The variable annual performance-based awards and the long-term equity awards, including the performance stock awards, are designed to ensure that total compensation reflects our overall level of success and to motivate the NEOs to meet appropriate performance measures tied to maximizing total shareholder returns.

*	Allocations based on target performance levels; the weighted average CEO Pay Mix reflects prorated base salary, annual bonus and annual long-term equity incentives awarded in 2018 to each of our CEOs based on their period of service as CEO.

2019 PROXY STATEMENT	37

COMPENSATION DISCUSSION AND ANALYSIS

Elements of Compensation Program

Compensation for our NEOs consists primarily of the elements, and their corresponding objectives, identified in the following table.

Compensation Element	Primary Objective
Base compensation	To recognize performance of job responsibilities and to attract and retain individuals with superior talent.

Annual performance-based compensation	To promote our near-term performance objectives across our workforce and reward individual contributions to the achievement of those objectives.

Long-term equity incentive awards
To emphasize our long-term performance objectives, encourage the maximization of shareholder value and retain key executives by providing an opportunity to participate in the ownership of our common shares.

Defined contribution plans	To provide an opportunity for tax-efficient savings and long-term financial security.

Severance arrangements	To encourage the continued attention and dedication of key individuals, in particular when considering strategic alternatives.

Other elements of compensation and perquisites	To attract and retain talented executives in a cost-efficient manner by providing benefits with high perceived values at relatively low cost to us.

To serve the foregoing objectives, our overall compensation program is generally designed to be adaptive rather than purely formulaic. Our Compensation Committee has primary authority to determine and approve compensation decisions with respect to our NEOs. For 2018, compensation for our NEOs reflected the overall performance of the Company, each individual’s area of responsibility, their specific contributions to Axalta’s performance and the need to ensure management stability during a period of significant transition. Our compensation decisions for the NEOs in 2018 are discussed below in relation to each of the above-described elements of our compensation program. The below discussion is intended to be read in conjunction with the executive compensation tables and related disclosures that follow this Compensation Discussion and Analysis.

2018 CEO Transitions

On July 25, 2018, Axalta announced that Mr. Shaver was stepping down as Chief Executive Officer and President, effective September 3, 2018. Mr. Shaver continues to serve as the non-executive Chairman of the Board and participates in Axalta’s non-employee director compensation program, which includes compensation for serving in the role of Chairman that is in addition to the compensation for serving as a director, as described above under “Director Compensation.” In addition, the Board approved certain other benefits for Mr. Shaver under his amended Executive Severance and Restrictive Covenant Agreement, as described in more detail below under “Severance Arrangements”, including a prorated annual bonus award for 2018 and an extension of the exercise period for vested stock options. These additional benefits were provided to ensure Mr. Shaver’s interests continued to be aligned with shareholders and the overall performance of the Company. In particular, the extended option exercise period was provided to allow for a more orderly disposition of Mr. Shaver’s options granted prior to our IPO than might otherwise be necessitated by the standard option exercise period of six months following termination of service to the Company.

Following Mr. Shaver’s resignation, the Board appointed Mr. Hahn as Chief Executive Officer and President, effective September 4, 2018. In connection with his appointment, Mr. Hahn received: (1) a $500,000 cash sign-on bonus, (2) sign-on equity awards with an aggregate grant date fair value of $2,500,000, (3) a prorated annual long-term incentive award for 2018 with an aggregate grant date fair value of approximately $1,385,616, (4) an annual base salary of $950,000, (5) an incentive target of 110% of his base salary under Axalta’s annual incentive program, and (6) reimbursement for certain other expenses incurred in

38	AXALTA COATING SYSTEMS

COMPENSATION DISCUSSION AND ANALYSIS

connection with his appointment. Mr. Hahn’s compensation package as described was intended to attract, motivate and retain Mr. Hahn in line with market competitive compensation for a CEO considering Mr. Hahn’s experience and anticipated time with the Company during 2018.

On October 7, 2018, Mr. Hahn resigned by mutual agreement with the Board from the positions of Chief Executive Officer and President, effective immediately, following an investigation by outside counsel into conduct by Mr. Hahn unrelated to financial matters that Axalta believes was inconsistent with Company policies. In connection with his resignation, Mr. Hahn also vacated his position on the Board. Mr. Hahn subsequently entered an Employment Separation Agreement and Mutual Release (the “Separation Agreement”) with the Company on November 20, 2018, as described in more detail below under “Potential Payments upon Termination or Change-in-Control,” for the purpose of resolving all disputes between Axalta and Mr. Hahn. The Separation Agreement provided that Mr. Hahn could retain his sign-on cash and equity awards, and provided for 24 months of health insurance premiums. The Separation Agreement did not provide for any additional severance or other payments of any kind. In approving Mr. Hahn’s resignation terms and separation benefits, the Board considered several factors. The Board considered the benefits to the Company of obtaining a complete release and avoiding the risk, expense and distraction involved with any potential dispute or litigation with Mr. Hahn, including the significant legal fees and other costs that the Company could incur in the event of any dispute or litigation, as well as the payment of remedies or damages if the Company had not prevailed in any such dispute or litigation. Such remedies or damages could have included, for example, additional severance payments of approximately

$4 million and the payment of Mr. Hahn’s legal fees, in the event of a finding that Mr. Hahn was terminated without “cause” under the terms of the Executive Restrictive Covenant and Severance Agreement that Mr. Hahn entered into when he joined Axalta, as well as any other damages that Mr. Hahn may have claimed in connection with his resignation. The Board also considered the ability of the Company to provide timely public disclosure regarding the circumstances of the separation without risk of litigation, as well as the fact that the stock options Mr. Hahn retained under the Separation Agreement (comprising 50% of Mr. Hahn’s sign-on equity award) had relatively little value at the time of entering into the Separation Agreement (given that such options had an exercise price of $29.40 and that such options would expire six months after Mr. Hahn’s resignation in accordance with the standard terms of the Company’s equity award agreements).

Immediately following Mr. Hahn’s resignation, the Board appointed Mr. Bryant, Axalta’s then-Executive Vice President and Chief Financial Officer, to serve in the additional role of interim Chief Executive Officer, and on October 12, 2018, the Board appointed Mr. Lannon, Axalta’s then-Vice President, Corporate Finance and Global Controller, to serve as interim Chief Financial Officer. Following these appointments, the Board adjusted the base salaries and annual incentive targets for Messrs. Bryant and Lannon to levels commensurate with their interim positions, as described in more detail below under “Elements of 2018 Compensation Program.” On December 10, 2018, the Board appointed Mr. Bryant to serve in the role of Chief Executive Officer and President and appointed Mr. Lannon to serve in the role of Senior Vice President and Chief Financial Officer, each on a permanent basis. In addition, the Board appointed Mr. Bryant as a Class I director.

Compensation Governance: Oversight and Administration of the Executive Compensation Program

Role of the Compensation Committee

The Compensation Committee has oversight of the Company’s executive compensation program and is provided with the primary authority to establish the general compensation polices of the Company and determine and approve the compensation paid to our NEOs. The Compensation Committee is charged with, among other things, reviewing compensation policies and practices to ensure: (1) adherence to our compensation philosophies; and (2) that the total compensation paid to our NEOs is fair, reasonable and competitive, taking into account our position within our industry, including our comparative performance, and our NEOs’ level of expertise and experience in their respective positions. In furtherance of the considerations described above, the Compensation

Committee is primarily responsible for: (i) determining any future adjustments to base salary and target annual performance-based award levels (representing the non-equity incentive compensation that may be awarded expressed as a percentage of base salary or as a dollar amount for the year); (ii) assessing the performance of the Chief Executive Officer and other NEOs for each applicable performance period; and (iii) determining the awards to be paid to our Chief Executive Officer and other NEOs under the long-term equity incentive program for each year. The Compensation Committee is also delegated authority to administer our Amended and Restated 2014 Incentive Award Plan and approve equity grants under the plan.

2019 PROXY STATEMENT	39

COMPENSATION DISCUSSION AND ANALYSIS

To aid the Compensation Committee in making its determinations, the Chief Executive Officer provides recommendations to the Compensation Committee regarding the compensation of all NEOs, excluding himself. The Chief Executive Officer does not participate in discussions about his own compensation, which is handled by the Compensation Committee. The Compensation Committee annually reviews the performance and compensation of our senior executives

(including the NEOs). In determining compensation levels for our NEOs, the Compensation Committee considers each NEO’s particular position and responsibility and relies upon the judgment and industry experience of the members of the Compensation Committee, including their knowledge of competitive compensation levels in our industry, as well as advice from the independent compensation consultant as discussed below.

Role of the Independent Compensation Consultant

The Compensation Committee engages an independent compensation consultant on executive compensation matters, including compiling and presenting comparative data and recommending compensation structures and levels. For that purpose, the Compensation Committee engaged Willis Towers Watson for assistance in the determination of 2018 compensation.

The Compensation Committee determined that Willis Towers Watson does not have a relationship with the Company that would present a conflict of interest with serving as the committee’s advisor or would impair its independence. In making this determination, the Compensation Committee considered, among other things, the following factors: (1) the other services provided to the Company by Willis Towers Watson (primarily related to pension actuarial support and compensation surveys); (2) the amount of fees paid by the Company to Willis Towers Watson as a percentage of its total revenue; (3) Willis Towers Watson’s policies and procedures to prevent or mitigate conflicts of interest; (4) that there are no other business or personal relationships between Willis Towers Watson and members of the Compensation Committee or Axalta executive officers; and (5) none of the Willis Towers Watson representatives who provide compensation services to the Company own any Axalta common shares.

Compensation Peer Group and Survey Data

We believe that total compensation opportunities for our senior management (including the NEOs) should be competitive with comparable opportunities for individuals with similar positions, experience and responsibilities in our marketplace. We generally seek to align base pay with peer median benchmarks and calibrate variable compensation opportunities to provide actual compensation opportunities above peer benchmarks when Company and individual performance were strong, while providing for consequences when performance targets were not met.

Willis Towers Watson provided the Compensation Committee with a comprehensive report that included publicly available compensation data relating to our Chemical Industry Peer Group as well as compensation data from Willis Towers Watson’s general industry survey.

The Compensation Committee utilized the Chemical Industry Peer Group set forth below for benchmarking 2018 compensation for our Chief Executive Officer, Chief Financial Officer and General Counsel. The Chemical Industry Peer Group broadly reflects the companies with which we compete for talent, business and investment capital based on the scope of our operations, as measured by revenue and market capitalization.

Chemical Industry Peer Group*
Albemarle Corporation	NewMarket Corporation
Ashland Global Holdings Inc.	Olin Corporation
Cabot Corporation	PolyOne Corporation
Celanese Corporation	PPG Industries, Inc.
The Chemours Company	RPM International Inc.
Eastman Chemical Co.	The Sherwin-Williams Company
HB Fuller Co.	Trinseo S.A.
Huntsman Corporation	Tronox Limited
International Flavors & Fragrances Inc.	Valvoline Inc.
Kronos Worldwide, Inc.	Westlake Chemical Corporation
Minerals Technologies Inc.	W.R. Grace & Co.
*	Most recent data of peer group as of date Compensation Committee reviewed peer group compensation
•	Revenues for 2017 ranged from $1.609 billion to $14.984 billion, with median of approximately $3.284 billion, as compared to the Company’s 2017 revenues of approximately $4.353 billion (61st percentile)
•	Market capitalization as of December 31, 2017 ranged from $2.435 billion to $38.344 billion, with a median of $5.490 billion, as compared to the Company’s then-current market capitalization of $7.893 billion (65th percentile)

40	AXALTA COATING SYSTEMS

COMPENSATION DISCUSSION AND ANALYSIS

The Compensation Committee also utilized Willis Towers Watson’s survey data for benchmarking 2018 compensation for our business leader NEOs as well as other executives. The survey data focuses on general industry companies and matches each discrete executive role.

Role of “Say on Pay” Votes

We provide our shareholders with the opportunity to cast an annual advisory vote on our executive compensation program for our NEOs (referred to as a “Say on Pay” proposal) and consider this vote in future compensation determinations for our NEOs. At our 2018 Annual Meeting, 96% of the votes cast on the “Say on Pay” proposal were voted in favor of the compensation paid to our NEOs, which we consider strong support for our executive compensation program, practices and policies. Accordingly, no significant changes were made to our compensation program for our NEOs as a result of the 2018 Say on Pay proposal.

Shareholder and Proxy Advisory Firm Feedback

To ensure that our Board and Compensation Committee are apprised of the views of our shareholders and the proxy advisory firms as well as evolving best practices, senior management regularly meets with these parties regarding our executive compensation program and follows developments in their methodologies and analyses. As part of this process, we conduct regular outreach initiatives with our significant shareholders and representatives from Institutional Shareholder Services, Inc. (ISS) and Glass, Lewis & Co. Since our 2018 Annual Meeting, we met with the holders of an aggregate of approximately 75% of our outstanding common shares as well as representatives from ISS and Glass Lewis to discuss our executive compensation program, and in particular the actions taken in 2018 to provide management stability and focus during the leadership transition. Our Compensation Committee will continue to consider the input from these parties along with the outcome of our shareholders’ votes on Say on Pay proposals when making future decisions on our compensation programs for NEOs. The committee also continually reassesses the competitiveness of our pay programs and their appropriateness in supporting our business strategy.

2019 PROXY STATEMENT	41

COMPENSATION DISCUSSION AND ANALYSIS

Executive Officer Stock Ownership Guidelines

To directly align the interests of our NEOs with our shareholders, our Compensation Committee has adopted stock ownership and holding guidelines. The guidelines require that, within five years of becoming subject to the guidelines, our NEOs and other officers listed below must directly or indirectly own an amount of our common shares at least equal to the multiple of their respective base salaries set forth below.

Group	Ownership Level
CEO	5X base salary
Executive Vice President and Senior Vice President direct reports to CEO	2X base salary

If an executive is out of compliance with the ownership requirement, he or she must retain 50% of our common shares acquired upon stock option exercises and 75% of our common shares issued upon the vesting of restricted stock, restricted stock unit and performance stock grants, in each case net of applicable taxes, until the executive satisfies the ownership requirement. The Compensation

Committee annually reviews each NEO’s compliance with the stock ownership and holding guidelines based on the NEO’s current base salary and the price of our common shares as of the end of the prior year. All of our NEOs were in compliance with the guidelines or within the grace period as of December 31, 2018.

Prohibition on Pledging, Hedging and Other Transactions

Our insider trading policy prohibits our officers, directors and employees from pledging their Axalta common shares as collateral to secure loans, utilizing their common shares as collateral for margin loans, engaging in hedging transactions and otherwise speculating on short-term movements in the price of our common shares.

Incentive Compensation Recoupment Policy

The Board of Directors has adopted an Incentive Compensation Recoupment Policy which provides, among other things, that, in the event the Company must restate its financial results to correct an accounting error due to material noncompliance with any financial reporting requirement under applicable securities laws within three years after the first issuance of such results, the Company, at the direction of the Compensation

Committee, will seek to recover any incentive compensation (cash or equity-based) from any executive officer whose intentional misconduct caused or contributed to the need for the restatement if a lower award would have been made based upon such restated results. The Compensation Committee will determine in its discretion the amount it will seek to recover.

Elements of 2018 Compensation Program

Base Compensation

We set base salaries for our NEOs generally at a level we deem necessary to attract and retain individuals with superior talent. Each year, the Compensation Committee will determine base salary adjustments, if any, after evaluating the job responsibilities and demonstrated proficiency of the NEOs as assessed by the Compensation Committee and, for NEOs other than the Chief Executive Officer, in conjunction with recommendations to be made by the Chief Executive Officer.

Based on the Compensation Committee’s review of the job responsibilities, market data, proficiency and individual performance of each NEO as discussed above under “Compensation Governance: Oversight and Administration of the Executive Compensation Program,” in February 2018, the Compensation Committee set base salaries effective April 2, 2018 for all executive officers. Each NEO’s respective base salary increase at that time is set forth in the table below.

Name	2017	Increase	Effective April 2, 2018
Robert W. Bryant	$590,000	$15,000	$605,000
Sean M. Lannon	$350,000	$10,500	$360,500
Charles W. Shaver	$860,000	$80,000	$940,000
Steven R. Markevich	$590,000	$15,000	$605,000
Joseph F. McDougall	$450,000	$50,000	$500,000
Michael A. Cash	$410,000	$40,000	$450,000
Michael F. Finn	$440,000	$45,000	$485,000

42	AXALTA COATING SYSTEMS

COMPENSATION DISCUSSION AND ANALYSIS

Subsequently, in connection with our Chief Executive Officer transitions in 2018, (1) Mr. Hahn’s base salary was set at $950,000 effective September 4, 2018 upon his hire as Chief Executive Officer and President; (2) Mr. Bryant’s base salary was increased to $950,000 effective October 8, 2018 following his appointment as interim Chief Executive

Officer; and (3) Mr. Lannon’s base salary was increased to $500,000 effective October 15, 2018 following his appointment as interim Chief Financial Officer. No further changes to the base salaries of Mr. Bryant or Mr. Lannon were made upon their appointment to their roles on a permanent basis in December 2018.

Annual Performance-Based Compensation

We structure our compensation programs to reward NEOs based on our performance and the individual executive’s relative contribution to that performance. This allows NEOs to receive annual performance-based awards under the Annual Bonus Plan (“ABP”) in the event certain specified performance measures are achieved. The ABP pool is determined by the Compensation Committee based upon a pre-established formula with reference to the achievement of corporate-level, business-level and individual performance goals established annually by the Compensation Committee.

The ABP is designed to reward NEOs for contributions made to help us meet our annual performance goals. The amount actually received by the NEOs will depend on our performance and the NEOs’ individual performance during the year. The Compensation Committee may make discretionary adjustments to the formulaic awards to reflect its subjective determination of an individual’s impact and contribution to overall corporate or business performance, as discussed below.

2018 Annual Bonus Plan Formula

Under the terms of the ABP, the NEOs’ annual incentive awards are based on a percentage of their base salaries. Once the extent of achievement of corporate and business performance against targets have been determined, the Compensation Committee also assesses each NEO’s business impact, leadership and attainment of individual objectives, as well as other related factors, which determine the individual performance component of the

ABP award. In addition, funding amounts may be adjusted by the Compensation Committee to account for unusual events such as significant foreign currency exchange rate fluctuations, extraordinary transactions, asset dispositions and purchases, and mergers and acquisitions if, and to the extent, the Compensation Committee does not consider the effect of such events indicative of our performance.

2019 PROXY STATEMENT	43

COMPENSATION DISCUSSION AND ANALYSIS

2018 Annual Bonus Plan Targets

The 2018 target percentage under the ABP approved by the Compensation Committee for each of our NEOs is set forth in the table below. Target-level percentages for each NEO remained the same as for 2017 other than for Messrs.

Bryant and Lannon, whose targets were increased in October 2018 in connection with their appointments as Chief Executive Officer and Chief Financial Officer, respectively.

Name	2017 Target-level percentage (% of base salary)	Increase	2018 Target-level percentage (% of base salary)
Robert W. Bryant	80%	30%	110%
Sean M. Lannon	40%	40%	80%
Charles W. Shaver	120%	—	120%
Terrence S. Hahn	—	—	110%
Steven R. Markevich	80%	—	80%
Joseph F. McDougall	70%	—	70%
Michael A. Cash	70%	—	70%
Michael F. Finn	70%	—	70%

For the year ended December 31, 2018, financial performance metrics were based upon Adjusted EBITDA (as defined below) and Adjusted Free Cash Flow (as defined below) on a Corporate level and, for Messrs. Markevich, McDougall and Cash, with respect to the business unit and/or region they oversee. For this purpose, “Adjusted EBITDA” was defined as our consolidated earnings before interest expense or income, income tax expense or income, depreciation, amortization and other adjustments as defined in the credit agreement governing our senior secured credit facilities. “Adjusted Free Cash Flow” was defined as cash flows from operations plus interest proceeds from net investment hedges less capital expenditures adjusted for certain items which the Company believed due to discrete events should not be included in our incentive compensation targets.

For each performance year, the Compensation Committee assigns a target, threshold and maximum value to each financial performance metric. The financial performance payouts can range from 0 to 200% of the assigned target. Award amounts for performance between the threshold and maximum levels are determined at the beginning of the applicable performance period and depend on the level of achievement for each metric relative to its assigned performance target, in accordance with a predetermined payout matrix. The minimum award under the payout matrix (i.e., 50% of the target award) is payable only upon achievement of the threshold performance goals for each financial performance metric. For the year ended December 31, 2018, the minimum achievement threshold for each financial performance metric was 85% (i.e., >85% of Adjusted EBITDA, and >85% of Adjusted Free Cash Flow). If the threshold performance goal for a financial performance metric is not achieved, the award for that metric is zero. The maximum award under the payout matrix (i.e., 200% of the target award) is payable only upon achievement of maximum-level performance goals for each financial performance metric (i.e., 117% of Adjusted EBITDA and 117% of Adjusted Free Cash Flow). Award amounts increase linearly with a 3.3:1 slope between threshold and target-level financial performance and linearly with a 6:1 slope between target and maximum-level financial performance.

For the individual performance component, the Compensation Committee provides each NEO with an individual performance factor reflecting the Compensation Committee’s assessment of each NEO’s performance, business impact, contributions and leadership, among other factors. The individual performance factor can range from 0 to 200%.

44	AXALTA COATING SYSTEMS

COMPENSATION DISCUSSION AND ANALYSIS

2018 Annual Bonus Plan Results

For 2018, the Compensation Committee considered the following key achievements in determining the individual performance component for each of our NEOs:

Name	Individual Performance Payout	2018 Achievements
Robert W. Bryant	175%	•	Following appointment as interim and then permanent CEO, maintained continuity and focus among leadership team, addressed issues with investors and delivered on 2018 financial results
○ Developed revised organizational vision and strategy
○ Oversaw recommended changes to financial reporting and compensation metrics for 2019
		•	Leadership of global Finance and Information Technology functions prior to promotion to Axalta’s CEO
○ Axalta Way and other cost efficiency programs achieved in excess of budget
○ Continued to develop and enhance talent and capabilities of global Finance team, including grooming of Mr. Lannon as successor CFO
Sean M. Lannon	175%	•	As interim and then permanent CFO, contributed to successful full-year Adjusted EBITDA and Free Cash Flow results for the Company
		•	Leadership of global Corporate Finance function as well as additional oversight of Americas region finance department prior to promotion to CFO
		•	Key contributor to significant long-term commercial transaction with one of the Company’s largest Refinish customers
		•	Executed refinancing and hedging transactions resulting in approximately $14 million annualized interest savings
Charles W. Shaver	100%	•	Delivered on Company objectives through resignation as CEO in September 2018
		•	Strong leadership of senior management team through the CEO transition
Steven R. Markevich	100%	•	Leadership of global Transportation Coatings business and Greater China region
		•	Responded to challenging market conditions with new strategic initiatives and pricing actions
		•	Oversaw successful launches of over 450 new products and colors in Transportation business
Joseph F. McDougall	125%	•	Leadership of global Refinish business and EMEA region
		•	Refinish business met or exceeded annual revenue and profitability objectives
		•	Led Refinish business in executing six acquisitions including distributors in Europe and Asia and the Company’s North America color software provider
		•	Drove leadership changes and business review processes in our EMEA region, improving accountability
Michael A. Cash	150%	•	Leadership of global Industrial Coatings business
		•	Industrial Coatings business achieved financial targets on revenue and profitability as well as new customers (1,200 – a record number) and new products (91)
		•	Oversaw ongoing successful integration and financial performance of businesses acquired in 2016 and 2017
		•	Continued to build capability and enhance talent in Industrial business
Michael F. Finn	175%	•	Leadership of global legal, compliance and corporate/government affairs functions through his resignation in December 2018
		•	Led all legal and public relations aspects to the two CEO transitions occurring in 2018
•
Supported Board in ongoing corporate governance and compensation evolution, including appointing an independent Presiding Director, transitioning to a declassified board structure, amending our equity compensation plan, and enhancing our proxy statement

2019 PROXY STATEMENT	45

COMPENSATION DISCUSSION AND ANALYSIS

The following chart sets forth for each NEO the weighting of each performance metric, the threshold, target and maximum performance goals, the actual performance achieved for the year ended December 31, 2018, and resulting weighted bonus payout percentage:

Name	Metric	Weighting (%)	Threshold ($ MM)	Target ($ MM)	Maximum ($ MM)	Achieved ($ MM)	Weighted Bonus Payout %
R. Bryant	Axalta Adj. EBITDA(1)	60	816	960	1,123	931	54
	Axalta Adj. FCF(2)	20	383	451	527	430	17
	Individual Performance	20	—	—	—	175%	35
		100					106
S. Lannon	Axalta Adj. EBITDA(1)	60	816	960	1,123	931	54
	Axalta Adj. FCF(2)	20	383	451	527	430	17
	Individual Performance	20	—	—	—	175%	35
		100					106
C. Shaver	Axalta Adj. EBITDA(1)	60	816	960	1,123	931	54
	Axalta Adj. FCF(2)	20	383	451	527	430	17
	Individual Performance	20	—	—	—	100%	20
		100					91
S. Markevich	Axalta Adj. EBITDA(1)	10	816	960	1,123	931	9
	Transportation Adj. EBITDA(1)(3)	45					34
	Greater China Adj. EBITDA(1)(3)	12.5					0
	Axalta Adj. FCF(2)	8.75	383	451	527	430	8
	Greater China Adj. FCF(2)(3)	3.75					0
	Individual Performance	20	—	—	—	100%	20
		100					71
J. McDougall	Axalta Adj. EBITDA(1)	10	816	960	1,123	931	9
	Refinish Adj. EBITDA(1)(3)	45					45
	EMEA Adj. EBITDA(1)(3)	12.5					10
	Axalta Adj. FCF(2)	8.75	383	451	527	430	8
	EMEA Adj. FCF(2)(3)	3.75					0
	Individual Performance	20	—	—	—	125%	25
		100					97
M. Cash	Axalta Adj. EBITDA(1)	10	816	960	1,123	931	9
	Industrial Adj. EBITDA(1)(3)	60					60
	Axalta Adj. FCF(2)	10	383	451	527	430	8
	Individual Performance	20	—	—	—	150%	30
		100					107
M. Finn	Axalta Adj. EBITDA(1)	60	816	960	1,123	931	54
	Axalta Adj. FCF(2)	20	383	451	527	430	17
	Individual Performance	20	—	—	—	175%	35
		100					106
(1)	Excluding the impact of certain acquisitions.
(2)	Excluding the impact of certain acquisitions and cash elements or items not included within Adjusted EBITDA.
(3)	Region and business unit financial performance metric targets and actual performance not reported externally.

46	AXALTA COATING SYSTEMS

COMPENSATION DISCUSSION AND ANALYSIS

Based on the considerations described above, our level of performance in relation to the corporate and business performance targets and each NEO’s individual performance component, the awards earned by our NEOs under the ABP are set forth in the table below. These awards reflect the financial performance of the Company in 2018, which were at or below target for each financial metric, while also recognizing the individual achievements of each NEO in 2018.

Name	Actual Award	% of Base Salary	% of Target Bonus
Robert W. Bryant(1)	$649,400	95%	106%
Sean M. Lannon(1)	$209,800	51%	106%
Charles W. Shaver(2)	$691,100	109%	91%
Terrence S. Hahn(3)	—	—	—
Steven R. Markevich	$345,400	57%	71%
Joseph F. McDougall	$338,600	68%	97%
Michael A. Cash	$338,300	75%	107%
Michael F. Finn(2)	$332,000	78%	106%
(1)	The percentages of base salary and target bonus amounts shown for Messrs. Bryant and Lannon are based on their respective prorated base salary and target bonus amounts.
(2)	Messrs. Shaver and Finn received prorated portions of ABP awards based on their periods of service as employees of the Company during 2018.
(3)	Mr. Hahn was not eligible for an ABP award pursuant to the terms of his Separation Agreement with the Company, as further described below under “Potential Payments upon Termination or Change-in-Control.”

2019 Annual Bonus Plan Changes

In 2019, the Compensation Committee approved changes to the financial performance metrics under the ABP to align with our new external reporting emphasis on Adjusted EBIT rather than Adjusted EBITDA while also increasing the weighting of the Free Cash Flow metric. The committee believes these changes better align management focus with the Company’s key business objectives.

Long-Term Equity Incentive Awards

Our NEOs are eligible to receive long-term equity incentive awards pursuant to our long-term incentive programs as in effect from time to time. In 2018, our NEOs received long-term incentive awards under our Amended and Restated 2014 Incentive Award Plan. The balanced portfolio of 50% performance stock/performance share unit awards (“PSAs”), 25% stock options and 25% restricted stock/restricted stock unit awards (“RSAs”) that were granted in 2018 is designed to motivate and retain our executives by providing an opportunity for them to share in increases in the value of our common shares, as well as the opportunity to immediately enhance their ownership in Company stock. All equity types are each subject to a risk of forfeiture should the executive’s employment terminate prior to the vesting date absent certain exceptions.

Annual awards under our long-term incentive program were granted in 2018 as follows:

Name	PSAs ($)	RSAs ($)(1)	Options ($)	Total ($)(1)
Robert W. Bryant	750,000	375,000	375,000	1,500,000
Sean M. Lannon	155,000	77,500	77,500	310,000
Charles W. Shaver	2,875,000	1,437,500	1,437,500	5,750,000
Terrence S. Hahn(2)	—	692,808	692,808	1,385,616
Steven R. Markevich	850,000	425,000	425,000	1,700,000
Joseph F. McDougall	650,000	325,000	325,000	1,300,000
Michael A. Cash	550,000	275,000	275,000	1,100,000
Michael F. Finn	475,000	237,500	237,500	950,000
(1)	Totals do not include retention stock awards described below.
(2)	Mr. Hahn received a prorated annual equity award in connection with his appointment as our Chief Executive Officer and President on September 4, 2018, which was subsequently forfeited pursuant to his Separation Agreement, as further described below under “Potential Payments upon Termination or Change-in-Control.” Totals do not include Mr. Hahn’s sign-on equity awards described below.

2019 PROXY STATEMENT	47

COMPENSATION DISCUSSION AND ANALYSIS

Performance Stock Awards

Performance stock or performance share unit awards granted in 2018 may be earned over a performance period ranging from January 1, 2018 through December 31, 2020 based on the Company’s total shareholder return (TSR) in relation to the S&P 500. PSAs granted in years 2016 and 2017 were earned based on the Company’s TSR relative to a defined list of peer group companies. The Compensation Committee changed the comparative group in 2018 from the defined performance peer group to the S&P 500 in order to provide a broader and more stable base of companies against which to compare the Company’s TSR. The Compensation Committee believes this change should provide a more accurate assessment of the Company’s relative financial performance over the 3-year performance period.

The Company’s relative performance will be determined as of December 31, 2020, and the actual number of shares awarded will be adjusted to between zero and 200% of the target award as detailed below. Earned awards, if any, will vest upon the Compensation Committee’s determination of the number of shares earned following the performance period (February 2021).

Relative TSR	Shares Awarded (% of Target)(1)
<30th percentile	0%
30th percentile	50%
40th percentile	75%
50th percentile	100%
70th percentile	150%
90th percentile	200%
(1)	For relative TSR between two thresholds, shares awarded will be determined using straight-line interpolation.

The target number of annual PSAs granted to our NEOs during the years ended December 31, 2018, 2017 and 2016 is listed below.

Name	Target Number of Performance Stock Awards Granted 2018	Target Number of Performance Stock Awards Granted 2017		Target Number of Performance Stock Awards Granted 2016
Robert W. Bryant	25,159	25,440		30,120
Sean M. Lannon	5,199	N/A	(1)	N/A	(1)
Charles W. Shaver	96,444	97,523		118,330
Terrence S. Hahn	—	N/A	(1)	N/A	(1)
Steven R. Markevich	28,513	28,833		32,271
Joseph F. McDougall	21,804	15,264		17,749
Michael A. Cash	18,450	16,960		19,363
Michael F. Finn	15,934	16,112		17,749
(1)	Executive was not a NEO for such year.

2016-2018 Performance Cycle Payout

The performance period for the PSAs granted in 2016 ended on December 31, 2018. The Company’s TSR for the 2016-2018 performance period was below the 30th percentile of the relevant performance peer group and therefore no PSAs were earned for such performance period.

2019 Performance Share Plan Changes

In 2019, the Compensation Committee approved a new PSA program design that incorporates internal profitability and return on invested capital metrics over a three-year cumulative performance period as well as three individual one-year periods, while retaining relative TSR as a modifying component to the number of PSAs earned based on significant under- or over-performance by the Company relative to the S&P 500 during the three-year period. The committee believes these changes will better align management’s line of sight to Axalta’s long-term business objectives while reducing the focus on a single external metric, and are also consistent with trends among compensation plan design at companies in the Company’s peer group and industry.

48	AXALTA COATING SYSTEMS

COMPENSATION DISCUSSION AND ANALYSIS

Stock Options

Generally, stock options granted under our equity incentive plan have vesting schedules that are designed to encourage an optionee’s continued employment and exercise prices that are designed to reward an optionee for Company performance. Stock options granted in 2018 expire ten years from the date of the grant (or six months after termination of service, if earlier) and vest in three substantially equal annual installments on each of the first three anniversaries of the grant date, subject to the executive’s continued employment on each applicable vesting date. Accelerated vesting may occur upon certain terminations of employment following a change-in-control as described below under the section “Severance Arrangements.” The number of the stock options awarded to our NEOs during the years ended December 31, 2018, 2017 and 2016 is listed below.

Name	Number of Options Granted 2018		Number of Options Granted 2017		Number of Options Granted 2016
Robert W. Bryant	47,827		48,825		61,634
Sean M. Lannon	9,884		N/A	(1)	N/A	(1)
Charles W. Shaver	183,340		187,164		242,137
Terrence S. Hahn	87,989	(2)	N/A	(1)	N/A	(1)
Steven R. Markevich	54,205		55,335		66,037
Joseph F. McDougall	41,450		29,295		36,320
Michael A. Cash	35,073		32,550		39,622
Michael F. Finn	30,291		30,922		36,320
(1)	Executive was not a NEO for such year.
(2)	Mr. Hahn received a prorated annual equity award including stock options in connection with his appointment as our Chief Executive Officer and President on September 4, 2018, which were subsequently forfeited pursuant to his Separation Agreement, as further described below under “Potential Payments upon Termination or Change-in-Control.”

Restricted Stock Awards

As with stock options, restricted stock or restricted stock unit awards granted under our equity incentive plan generally have vesting schedules that are designed to encourage a recipient’s continued employment. The annual RSAs granted to our NEOs in 2018 vest in three substantially equal annual installments on each of the first three anniversaries of the grant date, subject to the executive’s continued employment on each applicable vesting date. Accelerated vesting may occur upon certain terminations of employment following a change-in-control as described below under the section “Severance Arrangements.” The number of RSAs granted to our NEOs during the years ended December 31, 2018, 2017 and 2016 is listed below.

Name	Number of Restricted Stock Awards Granted 2018(1)		Number of Restricted Stock Awards Granted 2017		Number of Restricted Stock Awards Granted 2016
Robert W. Bryant	12,579		12,720		15,060
Sean M. Lannon	2,599		N/A	(2)	N/A	(2)
Charles W. Shaver	48,222		48,761		59,165
Terrence S. Hahn	23,564	(3)	N/A	(2)	N/A	(2)
Steven R. Markevich	14,256		14,416		16,135
Joseph F. McDougall	10,902		7,632		8,874
Michael A. Cash	9,225		8,480		9,681
Michael F. Finn	7,967		8,056		8,874
(1)	Do not include retention stock awards described below.
(2)	Executive was not a NEO for such year.
(3)	Mr. Hahn received a prorated annual equity award including RSAs in connection with his appointment as our Chief Executive Officer and President on September 4, 2018, which were subsequently forfeited pursuant to his Separation Agreement, as further described below under “Potential Payments upon Termination or Change-in-Control.”

Retention Stock Awards

In July 2018, in connection with our appointment of a new Chief Executive Officer and subsequent transition of leadership, the Compensation Committee and the Board approved one-time retention stock awards in the form of restricted stock units (“Retention Awards”) to our NEOs other than our Chief Executive Officer at that time, as well as certain other executives. The Retention Awards and vesting schedules were intended to retain key members of our senior management team throughout the vesting period, to encourage stability and continuity in management for the benefit of the new CEO and shareholders during and following the transition period. In particular, in approving the Retention Awards the Compensation Committee noted the potential for

2019 PROXY STATEMENT	49

COMPENSATION DISCUSSION AND ANALYSIS

disruption among the senior management team given possible changes in strategy and culture associated with the hiring of an external CEO, and also considered the relatively low retentive value of senior management’s existing Axalta equity holdings including the PSAs granted in 2016 which ultimately paid out at zero.

Messrs. Bryant (then our EVP and Chief Financial Officer), Markevich, McDougall, Cash and Finn were each granted 46,280 restricted stock units and Mr. Lannon (then our VP, Corporate Finance and Global Controller) was granted 12,396 restricted stock units.

The Retention Awards (other than for Mr. Lannon) vest 25% on each of the six-and 12-month anniversaries and 50% on the 24-month anniversary of the grant date, while Mr. Lannon’s Retention Awards vest in three substantially equal annual installments on each of the first three anniversaries of the grant date, in each case subject to the executive’s continued employment on each applicable vesting date. In addition, the Retention Awards (other than for Mr. Lannon) provide for accelerated vesting in connection with termination of employment without “Cause” or for “Good Reason” while Mr. Lannon’s Retention Awards provide for accelerated vesting under certain terminations of employment following a change-in-control as described below under the section “Severance Arrangements.”

CEO Sign-On Awards

In connection with the appointment of Mr. Hahn as Chief Executive Officer and President, on September 7, 2018, in addition to the prorated annual equity awards referenced above, Mr. Hahn was granted sign-on equity awards comprised of 158,754 stock options and 42,517 restricted stock units pursuant to his offer letter with the Company. These awards were scheduled to vest in two equal annual installments on the second and third anniversaries of the grant date; however, vesting was accelerated following Mr. Hahn’s departure from the Company in consideration for the release and other covenants set forth in his Separation Agreement, as further described below under “Potential Payments upon Termination or Change-in-Control.” As noted above, Mr. Hahn’s prorated 2018 annual equity awards were forfeited pursuant to the Separation Agreement.

Defined Contribution Plans

401(k) Plan

We maintain a defined contribution plan (the “401(k) Plan”) that is tax-qualified under Section 401(a) of the Internal Revenue Code of 1986 (the “Code”). The 401(k) Plan permits our eligible employees to defer receipt of portions of their eligible compensation, subject to certain limitations imposed by the Code. Employees may make pre-tax contributions, Roth contributions, catch-up contributions and after-tax contributions to the 401(k) Plan. The 401(k) Plan provides matching contributions in an amount equal to 100% of each participant’s pre-tax contributions and/or Roth contributions up to a maximum of 4% of the participant’s annual eligible compensation, subject to certain other limits, and a company contribution of up to 2% of the participant’s annual eligible compensation. The 2% company contribution was discretionary based on Company financial performance for years prior to 2019 and became non-discretionary in fiscal year 2019. Participants are 100% vested in all contributions, including company contributions. The 401(k) Plan is offered on a nondiscriminatory basis to all of our U.S. salaried employees, including the NEOs.

Deferred Compensation Plans

In addition to the 401(k) Plan, in 2018 we maintained two nonqualified deferred compensation plans for a select group of highly compensated, senior management employees, including NEOs.

The Axalta Coating Systems, LLC Retirement Savings Restoration Plan, which has been frozen since 2014, permitted participants to defer their base compensation in excess of the Code compensation limits (up to a maximum of 6%), and provided matching contributions in an amount equal to 100% of the participant’s contributions as well as a nonelective contribution equal to 3% of the participant’s compensation that is in excess of the annual limit under section 401(a)(17) of the Code.

The Axalta Coating Systems, LLC Nonqualified Deferred Compensation Plan became effective June 1, 2014. Members of our senior management team, including our NEOs, are eligible to defer up to 100% of their base salary in excess of the annual limits under section 401(a)(17) of the Code to this plan, provided that these individuals first maximize their elective deferrals to the 401(k) Plan. Participants in the plan may also defer future bonus amounts. This plan provides for an excess matching contribution and an excess non-elective contribution, each provided at the Company’s discretion, as well as an additional discretionary contribution as determined by the Compensation Committee.

50	AXALTA COATING SYSTEMS

COMPENSATION DISCUSSION AND ANALYSIS

Severance Arrangements

The Company has entered into Executive Restrictive Covenant and Severance Agreements with each of our NEOs (collectively, the “Executive Agreements”). The Executive Agreements tie the length of each NEO’s non-competition and non-solicitation periods to the amount of severance benefit he is entitled to receive. The Compensation Committee approved amendments to the Executive Agreements in 2018 to revise the severance payment multiple to align with the NEOs’ current target annual bonus amounts and also to revise the severance terms for certain NEOs in connection with their promotions to provide terms consistent with other officers at their new levels. The Compensation Committee and the Board also approved an amendment to Mr. Shaver’s Executive Agreement in connection with his stepping down as Chief Executive Officer, as further described below under “Shaver Executive Agreement.”

The restrictive covenants in the Executive Agreements, among other things, prohibit the executives from competing with the Company or soliciting the Company’s customers or employees for a period of 12–24 months following termination of employment. In addition, the Executive Agreements contain non-disparagement, confidentiality and assignment of inventions provisions for the benefit of the Company.

The Executive Agreements provide that, upon the termination of the executive’s employment without cause or the resignation of employment by the executive for good reason (each a “Qualifying Termination”), the executive generally will be entitled to receive, subject to the executive signing and not revoking a general release of claims and compliance with the restrictive covenants, (i) severance payments equal to the greater of (a) one to two times the sum of the executive’s annual base salary and average bonus for the prior two years and (b) one to two times the sum of the executive’s annual base salary and target annual bonus amount; (ii) to the extent unpaid as of the termination date, an amount of cash equal to any bonus amount earned by the executive for the year prior to the year of termination and paid at the same time annual bonuses are generally paid to the Company’s executives; and (iii) a lump sum payment equal to the estimated premium payment needed to continue group medical, dental and vision health insurance coverage for a period of 12–24 months after the termination date. The following table sets forth the severance payment multiple, severance period and health insurance payment multiple applicable to each NEO in connection with a Qualifying Termination pursuant to the NEOs’ individual Executive Agreements:

Name	Severance Payment Multiple	Severance Period	Health Insurance Payment Multiple
Robert W. Bryant	Greater of (i) 2x base salary and 2x average bonus or (ii) 2x base salary and 2x target bonus	24 months	24
Sean M. Lannon	Greater of (i) 1x base salary and 1x average bonus or (ii) 1x base salary and 1x target bonus	12 months	12
Charles W. Shaver(1)	Greater of (i) 2x base salary and 2x average bonus or (ii) 2x base salary and 2x target bonus	24 months	24
Terrence S. Hahn(2)	Greater of (i) 2x base salary and 2x average bonus or (ii) 2x base salary and 2x target bonus	24 months	24
Steven R. Markevich	Greater of (i) 1.5x base salary and 1.5x average bonus or (ii) 1.5x base salary and 1.5x target bonus	18 months	18
Joseph F. McDougall	Greater of (i) 1.5x base salary and 1.5x average bonus or (ii) 1.5x base salary and 1.5x target bonus	18 months	18
Michael A. Cash	Greater of (i) 1x base salary and 1x average bonus or (ii) 1x base salary and 1x target bonus	12 months	12
Michael F. Finn(3)	Greater of (i) 1x base salary and 1x average bonus or (ii) 1x base salary and 1x target bonus	12 months	12
(1)	Following Mr. Shaver’s resignation on September 3, 2018, no severance benefits were paid or are due under his Executive Agreement.
(2)	Following Mr. Hahn’s resignation on October 7, 2018, no severance benefits were paid or are due under his Executive Agreement. He was provided certain other benefits pursuant to a Separation Agreement with the Company, as further described below under “Potential Payments upon Termination or Change-in-Control.”
(3)	In addition, Mr. Finn was entitled to receive a prorated portion of the annual bonus he would have received for the year of termination based on the Company’s actual performance for that year and paid at the same time annual bonuses are paid to the Company’s executives generally. Following Mr. Finn’s resignation on December 2, 2018, no severance benefits were paid or are due under his Executive Agreement. He was provided certain other benefits pursuant to a Consulting Agreement with the Company, as further described below under “Finn Consulting Agreement.”

2019 PROXY STATEMENT	51

COMPENSATION DISCUSSION AND ANALYSIS

If a Qualifying Termination occurs within two years after a change-in-control of the Company, the Executive Agreements provide that the executive will be entitled to receive, subject to the executive signing and not revoking a general release of claims and compliance with the restrictive covenants, in lieu of the amounts above, (i) a lump sum severance payment equal to two to three times the executive’s annual base salary; (ii) a lump sum severance payment equal to two to three times the executive’s target annual bonus amount; (iii) to the extent unpaid as of the termination date, an amount of cash equal to any bonus amount earned by the executive for the year prior to the year of termination and paid at the same time annual bonuses are generally paid to the Company’s executives; (iv) a lump sum payment equal to the estimated premium payment needed to continue group medical, dental and vision health insurance coverage for a period of 24–36 months after the termination date; and (v) accelerated vesting of all unvested equity or equity-based awards, provided that, unless a provision more favorable to the executive is included in an applicable award agreement, any such awards that are subject to performance-based vesting conditions will only be payable subject to the attainment of the performance measures for the applicable performance period as provided under the terms of the applicable award agreement.

The following table sets forth the severance and health insurance payment multiples applicable to each NEO in connection with a Qualifying Termination occurring within two years after a change-in-control pursuant to the NEOs’ individual Executive Agreements:

Name	Severance Payment Multiple	Health Insurance Payment Multiple
Robert W. Bryant	3x	36
Sean M. Lannon	2x	24
Charles W. Shaver(1)	3x	36
Terrence S. Hahn(2)	3x	36
Steven R. Markevich	2x	24
Joseph F. McDougall	2x	24
Michael A. Cash	2x	24
Michael F. Finn(3)	2x	24
(1)	Following Mr. Shaver’s resignation on September 3, 2018, no severance benefits were paid or are due under his Executive Agreement.
(2)	Following Mr. Hahn’s resignation on October 7, 2018, no severance benefits were paid or are due under his Executive Agreement. He was provided certain other benefits pursuant to a Separation Agreement with the Company, as further described below under “Potential Payments upon Termination or Change-in-Control.”
(3)	In addition, Mr. Finn was entitled to receive an additional lump sum payment equal to 1x his target annual bonus. Following Mr. Finn’s resignation on December 2, 2018, no severance benefits were paid or are due under his Executive Agreement. He was provided certain other benefits pursuant to a Consulting Agreement with the Company, as further described below under “Finn Consulting Agreement.”

The foregoing amounts are in addition to the payment of all earned but unpaid base salary through the termination date and any other vested benefits to which the executive is entitled under the Company’s benefit plans and arrangements.

Other Elements of Compensation and Perquisites

We provide our NEOs with certain relatively low-cost personal benefits and perquisites, which we do not consider to be a significant component of executive compensation but which are an important factor in attracting and retaining talented executives. Our NEOs are eligible under the same plans as all other employees for medical, dental, vision and short-term disability insurance, and may participate to the same extent as all other employees in our tuition reimbursement program.

We also provide the following additional perquisites to our NEOs and certain other senior management personnel: executive physical, umbrella liability insurance, global travel insurance, parking benefits, travel for spousal attendance at certain business functions, and limited personal use of tickets for sporting and cultural events previously acquired by the Company for business entertainment purposes.

52	AXALTA COATING SYSTEMS

COMPENSATION COMMITTEE REPORT

Notwithstanding anything to the contrary set forth in any of the previous or future filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate this Proxy Statement or future filings with the Securities and Exchange Commission, in whole or part, the following report shall not be deemed to be incorporated by reference into any such filing.

The Compensation Committee of the Board of Directors consists of the four directors named below.

The Compensation Committee of the Board of Directors has reviewed and discussed with management the “Compensation Discussion and Analysis,” or CD&A, section of this Proxy Statement required by Item 402(b) of Regulation S-K promulgated by the SEC. Based on the Committee’s review and discussions with management, the Committee recommended to the Board of Directors that the CD&A be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 and in this Proxy Statement.

Respectfully submitted,

COMPENSATION COMMITTEE

Elizabeth C. Lempres (Chair)
Mark Garrett
Deborah J. Kissire
Robert M. McLaughlin

2019 PROXY STATEMENT	53

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth certain information with respect to the compensation paid to our NEOs for the years ended December 31, 2018, 2017 and 2016.

Name and Principal Position	Year		Salary ($)		Bonus ($)	Stock Awards(1) ($)		Option Awards(2) ($)		Non-Equity Incentive Plan Compensation(3) ($)	Change in pension value and nonqualified deferred compensation earnings(4) ($)	All Other Compensation(5) ($)	Total ($)
Robert W. Bryant	2018		673,942		—	2,624,569		374,992		649,400	805	24,625	4,348,333
Chief Executive Officer and	2017		585,961		—	1,344,504		374,996		412,056	660	23,988	2,742,165
President	2016		568,269		—	1,095,163		349,995		491,625	646	34,012	2,539,710
Sean M. Lannon	2018		384,500		—	628,025		77,496		209,800	—	25,828	1,325,649
Senior Vice President and	2017	(6)
Chief Financial Officer	2016	(6)
Charles W. Shaver	2018		763,691	(7)	—	4,759,616	(8)	1,437,496		691,100	2,832	37,064	7,691,799
Chairman and Former Chief	2017		846,538		—	5,154,076		1,437,494		952,536	10,730	39,620	8,440,994
Executive Officer	2016		801,923		—	4,302,479		1,374,999		923,400	5,676	85,360	7,493,837
Terrence S. Hahn	2018		96,124		500,000	2,996,352	(9)	1,985,875	(10)	—	—	358	5,578,709
Former Chief Executive	2017	(6)
Officer and President	2016	(6)
Steven R. Markevich	2018		600,961		—	2,787,825		425,000		345,400	—	16,338	4,175,524
Executive Vice President and	2017		585,961		—	1,523,809		424,995		369,930	113,478	20,121	3,038,294
President, Transportation	2016		568,269		—	1,173,362		374,998		478,688	66,515	38,234	2,700,066
Coatings & Greater China
Joseph F. McDougall	2018		486,539		—	2,461,280		324,993		338,600	—	54,881	3,666,293
Executive Vice President and	2017		445,962		—	806,702		224,997		282,594	41,278	43,541	1,845,074
President, Global Refinish &	2016		425,577		—	645,342		206,247		297,540	10,192	42,187	1,627,085
EMEA
Michael A. Cash	2018		439,231		—	2,298,024		274,993		338,300	—	32,072	3,382,620
Senior Vice President and	2017		404,615		75,000	896,336		249,997		136,325	4,923	27,372	1,794,568
President, Industrial Coatings	2016		385,962		—	704,027		224,997		236,340	2,042	32,930	1,586,298
Michael F. Finn	2018		480,346		—	2,175,557		294,797		332,000	—	145,997	3,428,697
Former Senior Vice President,	2017		433,269		75,000	851,519		237,493		268,884	8,197	28,642	1,903,004
General Counsel and	2016		410,962		—	645,342		206,247		271,410	4,144	36,193	1,574,298
Corporate/Government Affairs
and Corporate Secretary
(1)	Amounts represent the aggregate grant date fair value of stock awards determined in accordance with FASB ASC Topic 718. Refer to Note 8 in the Notes to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2018 for information regarding the assumptions used to value these awards. These values do not represent amounts paid to or realized by the applicable NEO. Stock awards for 2018 include the Retention Awards granted to Messrs. Bryant, Lannon, Markevich, McDougall, Cash and Finn and the CEO sign-on awards granted to Mr. Hahn. Stock awards granted in 2016, 2017 and 2018 include both time-based RSAs and PSAs which are subject to performance conditions, and the grant date fair value included for PSAs is based on performance at target levels, which was the assumed probable outcome of such conditions as of the grant date. Amounts include the fair value of modified stock awards determined in accordance with FASB ASC Topic 718 of $1,053,571 for Mr. Hahn. For more information on the treatment of Mr. Hahn’s equity awards upon his separation from the Company, see “2018 CEO Transitions.” Assuming that the highest level of performance conditions will be achieved for the PSAs, the grant date values of the total stock awards made in the fiscal years ended December 31, 2018, 2017 and 2016 are as follows: Mr. Bryant, $3,474,189, $2,314,022 and $1,840,332, respectively; Mr. Lannon, $803,595 (2018 award); Mr. Shaver, $8,016,530, $8,870,677 and $7,229,963, respectively; Mr. Markevich, $3,750,709, $2,622,635 and $1,971,747, respectively; Mr. McDougall, $3,197,601, $1,388,413 and $1,084,452, respectively; Mr. Cash, $2,921,080, $1,542,682 and $1,183,068, respectively; and Mr. Finn, $2,713,649, $1,465,548 and $1,084,452, respectively; however, based on performance through December 31, 2018, no PSAs were earned for the 2016-2018 performance cycle. For additional information on the PSAs, see “Long-Term Equity Incentive Awards – Performance Stock Awards.”

54	AXALTA COATING SYSTEMS

EXECUTIVE COMPENSATION

(2)	Amounts represent the aggregate grant date fair value of stock options determined in accordance with FASB ASC Topic 718. Refer to Note 8 in the Notes to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2018 for information regarding the assumptions used to value these awards. These values do not represent amounts paid to or realized by the applicable NEO. Option awards for 2018 include the CEO sign-on awards granted to Mr. Hahn. Amounts include the fair value of modified option awards determined in accordance with FASB ASC Topic 718 of $57,297 and $43,070 for Mr. Finn and Mr. Hahn, respectively. For more information on the treatment of Mr. Hahn’s equity awards upon his separation from the Company, see “2018 CEO Transitions.” The modification to Mr. Shaver’s option awards did not have any impact under FASB ASC Topic 718.
(3)	Amount represents awards earned under our ABP. For additional information, see “Annual Performance-Based Compensation.”
(4)	Aggregate earnings in the fiscal year ended December 31, 2018 that were less than zero are excluded. The negative values for the applicable NEOs are as follows: Mr. Lannon, ($16,585); Mr. Markevich, ($69,525); Mr. McDougall, ($47,759); Mr. Cash, ($5,458); and Mr. Finn, ($5,601). For additional information see “Nonqualified Deferred Compensation.”
(5)	Other compensation for the year ended December 31, 2018 includes the value of certain perquisites provided to the NEOs, certain other fees paid to the NEOs, as well as our contributions to the NEOs’ 401(k) and deferred compensation plan accounts as set forth in the following table.
(6)	Executive was not a NEO for such year.
(7)	Amounts include the base salary paid to Mr. Shaver through his resignation as CEO and President on September 3, 2018 and the prorated director retainer and Chairman fee totaling $64,795 paid to Mr. Shaver after he became eligible to participate in our non-employee director compensation program following his resignation.
(8)	Amounts include the RSAs and PSAs granted to Mr. Shaver as CEO and President under our long-term incentive program and the prorated director annual equity award equal to $65,204 granted to Mr. Shaver after he became eligible to participate in our non-employee director compensation program following his resignation.
(9)	Amounts include the RSAs equal to $692,782 included in the prorated annual equity award granted to Mr. Hahn in connection with his appointment as our Chief Executive Officer and President on September 4, 2018, which were subsequently forfeited pursuant to his Separation Agreement, as further described below under “Potential Payments upon Termination or Change-in-Control.”
(10)	Amounts include the options equal to $692,808 included in the prorated annual equity award granted to Mr. Hahn in connection with his appointment as our Chief Executive Officer and President on September 4, 2018, which were subsequently forfeited pursuant to his Separation Agreement, as further described below under “Potential Payments upon Termination or Change-in-Control.”
Name	Year	Memberships ($)	Transportation- Related Costs(1) ($)	Executive Physical ($)	Individual Disability Insurance ($)	Individual Liability Insurance ($)	Employer Contribution to 401(k) ($)	Employer Contribution to Nonqualified Deferred Compensation Plan ($)	Other Fees ($)		Total(3) ($)
Robert W. Bryant	2018	—	5,865	3,000	3,423	1,337	11,000	—	—		24,625
Sean M. Lannon	2018	—	4,330	—	2,028	1,337	13,194	4,939	—		25,828
Charles W. Shaver	2018	8,966	12,922	3,000	2,514	—	9,662	—	—		37,064
Terrence S. Hahn	2018	—	358	—	—	—	—	—	—		358
Steven R. Markevich	2018	—	—	—	4,636	1,337	10,365	—	—		16,338
Joseph F. McDougall	2018	5,368	17,002	3,000	3,123	1,337	10,513	14,538	—		54,881
Michael A. Cash	2018	—	2,448	3,000	4,460	1,337	10,504	10,323	—		32,072
Michael F. Finn	2018	—	4,620	3,000	1,850	—	11,000	5,527	120,000	(2)	145,997
(1)	Amounts for all NEOs are for parking allowances with the exception of Messrs. Shaver, McDougall and Cash, for whom amounts also include travel-related expenses paid by the Company for their spouses’ attendance at certain business functions.
(2)	Consulting fees payable pursuant to a Consulting Agreement with the Company, as further described below under “Potential Payments upon Termination or Change-in-Control.”
(3)	From time to time the Company allows its employees, including the NEOs, the personal use of tickets for sporting and cultural events previously acquired by the Company for business entertainment purposes. In addition, from time to time an executive’s spouse may accompany him or her on a business-related flight aboard a NetJets aircraft, in which the Company purchases a fractional interest. There is no incremental cost to the Company for the use of such tickets or for such flights and therefore such items are not reflected in the amounts above.

2019 PROXY STATEMENT	55

EXECUTIVE COMPENSATION

Grants of Plan-Based Awards

Name	Type of Award	Grant Date	Approval Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Possible Payouts Under Equity Incentive Plan Awards(2)			Awards: Number of Shares of Stock or Units (#)(2)	Awards: Number of Securities Underlying Option (#)(3)	Exercise or Base Price of Option Awards ($/Sh.)	Grant Date Fair Value ($/Sh.)(4)	Value of Stock and Option Awards ($)
				Threshold $	Target $	Maximum $	Threshold #	Target #	Maximum #
Robert W. Bryant	ABP	—	—	306,554	613,107	1,226,214
	PSA	2/5/18	2/5/18				12,580	25,159	50,318				33.77	849,619
	RSA	2/5/18	2/5/18							12,579			29.81	374,980
	SO	2/5/18	2/5/18								47,827	29.81	7.84	374,992
	RSA	7/31/18	7/25/18							46,280			30.25	1,399,970
Sean M. Lannon	ABP	—	—	99,003	198,005	396,010
	PSA	2/5/18	2/5/18				2,600	5,199	10,398				33.77	175,570
	RSA	2/5/18	2/5/18							2,599			29.81	77,476
	SO	2/5/18	2/5/18								9,884	29.81	7.84	77,496
	RSA	7/31/18	7/25/18							12,396			30.25	374,979
Charles W. Shaver	ABP	—	—	564,000	1,128,000	2,256,000
	PSA	2/5/18	2/5/18				48,222	96,444	192,888				33.77	3,256,914
	RSA	2/5/18	2/5/18							48,222			29.81	1,437,498
	SO	2/5/18	2/5/18								183,340	29.81	7.84	1,437,496
	RSA	9/4/18	7/25/18							2,180			29.91	65,204
Terrence S. Hahn	ABP	—	—	522,500	1,045,000	2,090,000
	RSA	9/7/18	7/25/18							23,564			29.40	692,782
	RSA	9/7/18	7/25/18							42,517			29.40	1,250,000
	SO	9/7/18	7/25/18								158,754	29.40	7.87	1,249,997
	SO	9/7/18	7/25/18								87,989	29.40	7.87	692,808
Steven R. Markevich	ABP	—	—	242,000	484,000	968,000
	PSA	2/5/18	2/5/18				14,257	28,513	57,026				33.77	962,884
	RSA	2/5/18	2/5/18							14,256			29.81	424,971
	SO	2/5/18	2/5/18								54,205	29.81	7.84	425,000
	RSA	7/31/18	7/25/18							46,280			30.25	1,399,970
Joseph F. McDougall	ABP	—	—	175,000	350,000	700,000
	PSA	2/5/18	2/5/18				10,902	21,804	43,608				33.77	736,321
	RSA	2/5/18	2/5/18							10,902			29.81	324,989
	SO	2/5/18	2/5/18								41,450	29.81	7.84	324,993
	RSA	7/31/18	7/25/18							46,280			30.25	1,399,970
Michael A. Cash	ABP	—	—	157,500	315,000	630,000
	PSA	2/5/18	2/5/18				9,225	18,450	36,900				33.77	623,057
	RSA	2/5/18	2/5/18							9,225			29.81	274,997
	SO	2/5/18	2/5/18								35,073	29.81	7.84	274,993
	RSA	7/31/18	7/25/18							46,280			30.25	1,399,970
Michael F. Finn	ABP	—	—	169,750	339,500	679,000
	PSA	2/5/18	2/5/18				7,967	15,934	31,868				33.77	538,091
	RSA	2/5/18	2/5/18							7,967			29.81	237,496
	SO	2/5/18	2/5/18								30,291	29.81	7.84	237,500
	RSA	7/31/18	7/25/18							46,280			30.25	1,399,970
(1)	The amounts shown for the ABP represent estimated possible payouts depending on the Company’s financial performance and the participants’ individual performance. Threshold payout reflects threshold Company performance and a 50% individual performance payout. Target payout reflects target Company performance and a 100% individual performance payout. Maximum payout reflects maximum Company performance and a 200% individual performance payout. The amount that can be earned ranges from zero to 200% of the target payout amount. The actual amounts earned for 2018 are reported in the Summary Compensation Table.
(2)	Annual RSA and PSA grants were awarded in February 2018, with the number of shares equal to the target award, divided by the actual closing stock price on the date of the grant. These RSAs vest in equal installments over three years. PSAs cover a three-year performance cycle with a three-year service period vesting requirement. These awards are tied to the Company’s TSR relative to the TSR of the S&P 500. Awards will cliff vest upon meeting the applicable TSR thresholds and the three-year service requirement. The actual number of shares awarded is adjusted to between zero and 200% of the target award amount based upon achievement of pre-determined objectives. Additional RSA Retention Awards were awarded in July 2018, with the number of restricted stock units equal to the target award, divided by the actual closing stock price on the date of the grant. These Retention Awards vest 25% on each of the 6- and 12-month anniversaries of the grant date and 50% on the 2-year anniversary of the grant date, other than for Mr. Lannon whose Retention Award vests in equal installments over three years. Mr. Hahn’s sign-on RSAs were scheduled to vest one-half on each of the second and third anniversaries of the grant date but their vesting was accelerated pursuant to his Separation Agreement. In addition, Mr. Shaver was granted a prorated director annual equity award after he became eligible to participate in our non-employee director compensation program following his resignation as CEO and President, which award vested 100% on February 21, 2019.
(3)	Non-qualified stock options for all NEOs were granted in February 2018 (other than Mr. Hahn whose options were granted in July 2018), have a ten-year term and vest in equal installments over three years (other than Mr. Hahn’s sign-on options which were scheduled to vest one-half on each of the second and third anniversaries of the grant date but which were accelerated pursuant to his Separation Agreement). All non-qualified stock options have a ten-year term.
(4)	The grant date fair values for stock options, RSAs and PSAs were determined in accordance with ASC 718. The grant date fair value for RSAs equaled the closing stock price on the date of the grant. The grant date fair value for PSAs was determined using a valuation methodology (Monte Carlo simulation model) to account for the market conditions linked to these awards.

56	AXALTA COATING SYSTEMS

EXECUTIVE COMPENSATION

Outstanding Equity Awards

The following table provides information regarding the equity awards held by the NEOs as of December 31, 2018.

Name	Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(2) (#)	Market Value of Shares or Units of Stock That Have Not Vested(3) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested(4) (#)	Equity Incentive Plan Awards; Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(5)
Robert W. Bryant	7/31/18	—	—	—	—	46,280	1,083,878	—	—
	2/5/18	—	47,827	29.81	2/5/28	12,579	294,600	12,580	294,624
	2/6/17	16,275	32,550	29.48	2/6/27	8,480	198,602	12,720	297,902
	2/2/16	41,084	20,550	23.24	2/2/26	5,022	117,615	15,060	352,705
	5/12/15	74,698	—	32.50	5/12/25	—	—	—	—
Sean M. Lannon	7/31/18	—	—	—	—	12,396	290,314	—	—
	2/5/18	—	9,884	29.81	2/5/28	2,599	60,869	2,600	60,892
Charles W. Shaver	9/4/18	—	—	—	—	2,180	51,056	—	—
	2/5/18	—	183,340	29.81	2/5/28	48,222	1,129,359	48,222	1,129,359
	2/6/17	62,388	124,776	29.48	2/6/27	32,508	761,337	48,762	1,142,006
	2/2/16	161,408	80,729	23.24	2/2/26	19,727	462,006	59,165	1,385,644
	5/12/15	298,792	—	32.50	5/12/25	—	—	—	—
	5/22/14	198,406	—	11.84	5/22/24	—	—	—	—
	5/22/14	173,605	—	8.88	5/22/24	—	—	—	—
	7/31/13	1,785,522	—	11.84	7/31/23	—	—	—	—
	7/31/13	652,287	—	8.88	7/31/23	—	—	—	—
Terrence S. Hahn	9/7/18	158,754	—	29.40	4/26/19	—	—	—	—
Steven R. Markevich	7/31/18	—	—	—	—	46,280	1,083,878	—	—
	2/5/18	—	54,205	29.81	2/5/28	14,256	333,876	14,257	333,899
	2/6/17	18,445	36,890	29.48	2/6/27	9,611	225,090	14,417	337,646
	2/2/16	44,020	22,017	23.24	2/2/26	5,318	126,023	16,136	377,905
	9/30/15	23,916	—	25.34	9/30/25	—	—	—	—
	5/12/15	65,734	—	32.50	5/12/25	—	—	—	—
Joseph F. McDougall	7/31/18	—	—	—	—	46,280	1,083,878	—	—
	2/5/18	—	41,450	29.81	2/5/28	10,902	255,325	10,902	255,325
	2/6/17	9,765	19,530	29.48	2/6/27	5,088	119,161	7,632	178,741
	2/2/16	24,210	12,110	23.24	2/2/26	2,960	69,323	8,875	207,853
	5/12/15	44,818	—	32.50	5/12/25	—	—	—	—
Michael A. Cash	7/31/18	—	—	—	—	46,280	1,083,878	—	—
	2/5/18	—	35,073	29.81	2/5/28	9,225	216,050	9,225	216,050
	2/6/17	10,850	21,700	29.48	2/6/27	5,654	132,417	8,480	198,602
	2/2/16	26,412	13,210	23.24	2/2/26	3,229	75,623	9,682	226,752
	5/12/15	47,806	—	32.50	5/12/25	—	—	—	—
Michael F. Finn	7/31/18	—	—	—	—	11,570	270,969	—	—
	2/5/18	—	10,097	29.81	2/5/28	2,655	62,180	—	—
	2/6/17	10,307	10,307	29.48	2/6/27	2,685	62,883	—	—
	2/2/16	24,210	12,110	23.24	2/2/26	2,960	69,323	8,875	207,853
	5/12/15	44,818	—	32.50	5/12/25	—	—	—	—
(1)	Options vest at the rate of one-third per year on the first, second and third anniversaries of the date of grant (other than Mr. Hahn’s sign-on options which were scheduled to vest one-half on each of the second and third anniversaries of the grant date but which were accelerated pursuant to his Separation Agreement).
(2)	Annual RSAs granted in February 2016, February 2017 and February 2018 vest at a rate of one-third per year on the first, second and third anniversaries of the grant date. The Retention Awards granted in July 2018 vest 25% on each of the 6- and 12-month anniversaries of the grant date and 50% on the 2-year anniversary of the grant date, other than for Mr. Lannon whose Retention Award vests in equal installments over three years. See the “Compensation Discussion and Analysis – Long-Term Equity Incentive Awards” section of this Proxy Statement for more

2019 PROXY STATEMENT	57

EXECUTIVE COMPENSATION

detail. Mr. Hahn’s sign-on RSAs were scheduled to vest one-half on each of the second and third anniversaries of the grant date but their vesting was accelerated pursuant to his Separation Agreement. In addition, Mr. Shaver was granted a prorated director annual equity award after he became eligible to participate in our non-employee director compensation program following his resignation as CEO and President, which award vested 100% on February 21, 2019.

(3)	These values equal the number of RSAs indicated multiplied by the closing price of our common stock ($23.42) on December 31, 2018.
(4)	Based on performance through December 31, 2018, PSAs for the 2016-2018, 2017-2019 and 2018-2020 performance cycles each reflect a threshold performance payout level (50%). On February 8, 2019, the Compensation Committee determined that based on performance through December 31, 2018, no PSAs were earned for the 2016-2018 performance cycle. PSAs for the 2017-2019 and 2018-2020 performance cycles will vest, if at all, following the Compensation Committee’s determination of PSAs earned in February 2020 and February 2021, respectively.
(5)	These values equal the number of PSAs indicated multiplied by the closing price of our common stock ($23.42) on December 31, 2018. The actual value of awards at the end of the applicable performance cycle may vary from the valuations indicated above.

2018 Options Exercised and Shares Vested

The value of the stock options exercised and shares acquired on vesting of RSAs by each NEO are set forth in the table below:

	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Robert W. Bryant	36,591	705,540	92,593	2,891,485
Sean M. Lannon	3,892	75,041	16,626	518,160
Charles W. Shaver	900,000	19,257,013	215,462	6,764,817
Terrence S. Hahn	—	—	42,517	1,053,571
Steven R. Markevich	165,676	3,168,827	79,337	2,471,599
Joseph F. McDougall	25,508	521,850	40,117	1,251,682
Michael A. Cash	64,898	1,346,251	44,771	1,396,938
Michael F. Finn	22,960	492,891	40,258	1,255,950
(1)	The value realized on exercise is equal to the difference between the option exercise price and the value of the shares on the exercise date, multiplied by the number of shares being exercised, without taking into account any taxes that may be payable in connection with the transaction.
(2)	The value realized on vesting of RSAs is equal to the closing market price on the vesting date multiplied by the total number vested.

Pension Benefits for 2018

Our NEOs do not participate in any pension plans and received no pension benefits during the year ended December 31, 2018.

Nonqualified Deferred Compensation

Our NEOs participate in a nonqualified deferred compensation plan and received nonqualified deferred compensation during the years ended December 31, 2018, 2017 and 2016 to the extent their eligible compensation exceeded the limit established by the IRS for tax-qualified defined contribution plans. For additional information, see the discussion above under “Defined Contribution Plans — Deferred Compensation Plans.”

Name	Year	Executive Contributions in Last FY ($)	Company Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions in Last FY ($)	Aggregate Balance at Last FYE ($)
Robert W. Bryant	2018	—	—	805	—	36,689
Sean M. Lannon	2018	83,210	4,939	(16,585)	70,893	197,106
Charles W. Shaver	2018	—	—	2,831	—	89,401
Terrence S. Hahn	2018	—	—	—	—	—
Steven R. Markevich	2018	—	—	(69,525)	—	661,196
Joseph F. McDougall	2018	61,788	14,538	(47,759)	—	404,662
Michael A. Cash	2018	15,485	10,323	(5,458)	—	71,584
Michael F. Finn	2018	8,290	5,527	(5,601)	—	73,563

58	AXALTA COATING SYSTEMS

EXECUTIVE COMPENSATION

Potential Payments upon Termination or Change-in-Control

Executive Restrictive Covenant and Severance Agreements

Each of our NEOs has an Executive Agreement that provides for severance benefits upon termination of employment. See “Severance Arrangements” above for a description of the severance arrangements with our NEOs. Assuming a termination of employment effective as of December 31, 2018 (i) by us without Cause, (ii) by the executive for Good

Reason or (iii) by us without Cause or by the executive for Good Reason within two years following a Change-in-Control, each of our NEOs (excluding Messrs. Shaver, Hahn and Finn, who were no longer serving as executive officers as of such date) would have received the following severance payments and benefits.

Name	Payment Type	Termination Without Cause or Resignation for Good Reason ($)	Termination Without Cause or Resignation for Good Reason Following a Change-in-Control ($)
Robert W. Bryant	Salary	$1,900,000	$2,850,000
	Bonus(1)	$2,090,000	$3,135,000
	Equity Awards(2)(3)	$1,083,878	$3,588,833
	Other(4)	$50,215	$75,323
	Total	$5,124,093	$9,649,156
Sean M. Lannon	Salary	$500,000	$1,000,000
	Bonus(1)	$400,000	$800,000
	Equity Awards(2)(3)	$290,314	$1,050,271
	Other(4)	$23,593	$47,185
	Total	$1,213,907	$2,897,456
Steven R. Markevich	Salary	$907,500	$1,210,000
	Bonus(1)	$726,000	$968,000
	Equity Awards(2)(3)	$1,083,878	$3,871,659
	Other(4)	$24,285	$32,380
	Total	$2,741,663	$6,082,039
Joseph F. McDougall	Salary	$750,000	$1,000,000
	Bonus(1)	$525,000	$700,000
	Equity Awards(2)(3)	$1,083,878	$2,813,681
	Other(4)	$33,350	$44,467
	Total	$2,392,228	$4,558,148
Michael A. Cash	Salary	$450,000	$900,000
	Bonus(1)	$315,000	$630,000
	Equity Awards(2)(3)	$1,083,878	$2,793,128
	Other(4)	$16,190	$32,380
	Total	$1,865,068	$4,355,508
(1)	In addition to the amount shown, each NEO is also entitled to receive an amount equal to any bonus earned by the NEO for the year prior to the year of termination, to the extent unpaid as of the termination date.
(2)	Awards representing the Retention Awards granted in July 2018 vest in full in the event a NEO’s employment is terminated by the Company without Cause (for all NEOs) or by the NEO for Good Reason (for all NEOs other than Mr. Lannon).
(3)	In the event a Change-in-Control had occurred and the NEOs were terminated without Cause or resigned for Good Reason on December 31, 2018, our NEOs would have realized these amounts with respect to the accelerated vesting of their outstanding equity awards pursuant to the Executive Agreements, which amounts represent (i) as of such date, the number of unvested RSAs, shares subject to unvested options, and unvested PSAs in the amount of the greater of (a) the target PSAs or (b) the number of PSAs determined to vest pursuant to the Company’s performance relative to the relevant TSR peer group, multiplied by (ii) the closing price of our common stock on December 31, 2018, minus (iii) the aggregate exercise price of all such options. Outstanding equity awards held by a NEO as of December 31, 2018, other than the Retention Awards granted in July 2018, only accelerate in the event the NEO is terminated without Cause or resigns for Good Reason within two years following a Change-in-Control (and the equity awards remain outstanding, or the successor entity assumes the awards or substitutes an equivalent award).
(4)	Each NEO will be entitled to receive an amount equal to the estimated premium payment needed to continue group medical, dental and vision health insurance coverage for a period of 12-24 months after the termination date (or 24-36 months after a Change-in-Control).

2019 PROXY STATEMENT	59

EXECUTIVE COMPENSATION

The following definitions apply to the above termination scenarios:

•	Termination without Cause. A termination without “Cause” would occur if the Company terminates a NEO’s employment for any reason other than (i) the Board’s determination that the NEO failed to substantially perform the NEO’s duties (other than any such failure resulting from the NEO’s disability); (ii) the Board’s determination that the NEO failed to carry out or comply with any lawful and reasonable directive of the Board or the NEO’s immediate supervisor; (iii) the NEO’s conviction, plea of no contest, plea of nolo contendere, or imposition of unadjudicated probation for any felony, indictable offense or crime involving moral turpitude; (iv) the NEO’s unlawful use (including being under the influence) or possession of illegal drugs on the premises of the Company or any of its subsidiaries or while performing the NEO’s duties and responsibilities; or (v) the NEO’s commission of an act of fraud, embezzlement, misappropriation, misconduct or breach of fiduciary duty against the Company or any of its subsidiaries.
•	Termination for Good Reason. Each NEO has the right to resign for “Good Reason” in the event that any of the following events or conditions occurs without the NEO’s written consent: (i) a decrease in the NEO’s base salary, other than a reduction in the NEO’s base salary of less than 10% that is implemented in connection with a contemporaneous reduction in annual base salaries affecting other similarly situated employees of the

Company; (ii) a material decrease in the NEO’s authority or areas of responsibility as are commensurate with such NEO’s title or position; or (iii) the relocation of the NEO’s primary office to a location more than 35 miles from the NEO’s then-current primary office location. The NEO must provide written notice to the Company of the occurrence of any of the foregoing events or conditions within the later of 90 days of the occurrence of such event or condition or the date upon which the NEO reasonably became aware that such an event or condition had occurred. The Company has 30 days to cure such event or condition after receipt of written notice of such event or condition from the NEO. If the event or condition is not cured within 30 days after the NEO delivers notice to the Company, the NEO may resign for “Good Reason” as long as the resignation occurs before the first anniversary of the date notice was provided by the NEO.

•	Change-in-Control. A “Change-in-Control” generally would occur if (i) any person or entity acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of 30% or more of the total combined voting power of our common shares outstanding immediately after such transaction; (ii) subject to certain exceptions the turnover of a majority of our Board during any twelve-month period; or (iii) the consummation of a transaction or series of transactions in which our common shares outstanding immediately before the transaction or series of transactions cease to represent more than 70% of the combined voting power of the entity surviving the transaction or series of transactions.

Shaver Executive Agreement

In connection with Mr. Shaver’s stepping down as Chief Executive Officer effective September 3, 2018, as described above under “2018 CEO Transitions,” the Company amended Mr. Shaver’s Executive Agreement, reflecting Mr. Shaver’s continued service on the Board, to provide that he will be entitled to: (1) a prorated annual bonus for 2018 equal to 246/365 (67.39%) of the 2018 bonus under the ABP that he would have earned had his employment not terminated, based on Axalta’s actual performance for the full year and his individual performance through his resignation date, (2) his stock options will remain exercisable until the second anniversary of the date he ceases to provide services to

Axalta (or until the last day of the term of the stock options, if earlier), (3) if Mr. Shaver is removed from the Board without his consent before the date his previously granted stock options, restricted stock and/or performance share awards would have vested in 2019 had he remained on the Board, the awards will vest to the same extent (and at the same time) as if he had remained on the Board through such vesting dates in 2019, and (4) Axalta will continue to pay Mr. Shaver’s membership dues for a single club used by Axalta for company events as long as he remains on the Board. See “2018 CEO Transitions” above for additional discussion regarding Mr. Shaver’s Executive Agreement.

Hahn Separation Agreement

In connection with Mr. Hahn’s resignation from the Company, as described above under “2018 CEO Transitions,” on November 20, 2018, Axalta and Mr. Hahn entered into an Employment Separation Agreement and Mutual General Release (the “Separation Agreement”).

Pursuant to the Separation Agreement, (i) Mr. Hahn was permitted to retain his $500,000 cash sign-on bonus and sign-on equity awards comprised of 158,754 options to purchase Axalta common stock (exercise price of $29.40) and 42,517 RSUs, and (ii) Axalta paid Mr. Hahn an amount

60	AXALTA COATING SYSTEMS

EXECUTIVE COMPENSATION

equal to 24 months’ of premiums for Mr. Hahn and his covered dependents’ medical, dental and vision coverage. Pursuant to the Separation Agreement, such RSUs and options vested in full, and the options will expire in accordance with the terms of the award agreement. All other equity awards issued to Mr. Hahn expired upon his separation from the Company and Mr. Hahn was not entitled to or provided any other severance or termination benefits from the Company. See “2018 CEO Transitions” above for additional discussion regarding Mr. Hahn’s Separation Agreement.

Finn Consulting Agreement

In connection with Mr. Finn’s resignation from the Company as Senior Vice President, General Counsel and Corporate/Government Affairs and Corporate Secretary effective December 2, 2018, at Axalta’s request in order to facilitate an orderly transition, Mr. Finn and Axalta entered into a Consulting Agreement (the “Consulting Agreement”) pursuant to which Mr. Finn agreed to provide consulting services to Axalta for six months following his resignation from Axalta (the “Consulting Term”). Pursuant to the Consulting Agreement: (1) Mr. Finn was paid total fees of $120,000 for consulting services during the Consulting Term, (2) Mr. Finn’s equity awards that were scheduled to vest during the Consulting

Term vested in accordance with the terms of the applicable award agreements and the Amended and Restated 2014 Incentive Award Plan, (3) Mr. Finn’s stock options will remain exercisable until the 18-month anniversary of the end of the Consulting Term (or until the last day of the term of the stock options, if earlier), and (4) Mr. Finn was paid a prorated annual bonus for 2018 equal to 337/365 (92.33%) of the 2018 bonus under the ABP that he would have earned had his employment not terminated, based on Axalta’s actual performance for the full year and his individual performance through his termination date.

Compensation Risk

In 2018, the Compensation Committee engaged Willis Towers Watson to complete a comprehensive review of our executive compensation programs and, based upon this review, we do not believe that the Company compensates or incentivizes executives in a manner that creates risks that are reasonably likely to have a material adverse effect on the Company. These programs and policies are described in more detail in the “Compensation Discussion and Analysis – Overview of Our Executive Compensation Practices” section of this Proxy Statement.

2019 PROXY STATEMENT	61

CEO PAY RATIO

The following is a reasonable estimate, prepared in accordance with SEC rules, of the ratio of the annual total compensation of our Chief Executive Officer to that of our median employee, utilizing the methodology described below. Please note that SEC rules and guidance permit a variety of methodologies, exclusions, estimates and assumptions to be used in determining median employee compensation. In addition, employee populations and compensation programs differ by company. Therefore the pay ratio reported by other companies may not be comparable to our pay ratio reported below.

To identify our median employee in 2017, we collected data as of October 15, 2017 for all employees globally and used “base salary” as our consistently applied compensation measure. After applying the 5% de minimis exemption and excluding employees of businesses acquired during 2017, we established the median base salary of the remaining population, annualizing base salary for employees hired during 2017 and approximating annual base salary for hourly workers using hourly rates and reasonable estimates of hours worked. Using a valid statistical sampling methodology, we produced a sample of employees with a base salary within a 5% range of that median and selected an employee from within that group as our median employee.

For 2018, using the same determination date as for 2017, we concluded that we can continue to use the same median employee identified in 2017 as we reasonably believe that there has been no change in the employee population or employee compensation arrangements, or a change in the median employee’s circumstances, that would significantly affect the pay ratio disclosure. In reaching this conclusion, we evaluated our global employee population as of October 15, 2018 of approximately 13,122 individuals, which includes the employees from 2017 acquisitions that were excluded from our 2017 calculation. From this we excluded 652 employees in 16 countries under the 5% de minimis exemption as permitted under SEC rules, resulting in a remainder of 12,470 employees. Excluded employee counts are as follows: Argentina (67), Costa Rica (4), Dominican Republic (17), Ecuador (14), El Salvador (10), Guatemala (200), Honduras (20), Indonesia (95), Japan (37), Morocco (9), Nicaragua (12), Panama (18), Russia (33), South Africa (22), Turkey (86) and Vietnam (8).

We determined the median employee’s annual total compensation for 2018 was $65,530. As disclosed in the Summary Compensation Table on page 54, the annual total compensation for 2018 of our current Chief Executive Officer, Robert Bryant, was $4,624,393, annualizing his base salary as of October 15, 2018 following his appointment as interim Chief Executive Officer as further described under “2018 CEO Transitions” above. Based on the foregoing, our estimate of the ratio of the annual total compensation of our Chief Executive Officer to that of our median employee was 71:1.

We note that Mr. Bryant’s annual total compensation for 2018 used in calculating our pay ratio includes his 2018 annual bonus and long-term equity incentive compensation amounts which do not reflect full-year compensation commensurate with the CEO position. Therefore, our CEO pay ratio for 2018 is substantially lower than our 2017 ratio and may be lower than our ratio in future years.

62	AXALTA COATING SYSTEMS

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2018, with respect to the shares of our common stock that may be issued under our existing equity compensation plans:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by security holders	9,618,108	(1)	$19.32	(2)	14,333,638	(1)(3)
Equity compensation plans not approved by security holders	—		—		—
(1)	Assumes shares issued upon vesting of PSAs vest at 100% of target award amount. Actual number of shares issued on vesting could be between zero and 200% of the target award amount.
(2)	Weighted average exercise price of outstanding options; excludes RSAs and PSAs.
(3)	Represents securities remaining available for future issuance under the Amended and Restated 2014 Incentive Award Plan and includes 848,697 shares that represent the incremental increase above target for a maximum payout related to our PSAs.

2019 PROXY STATEMENT	63

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

We had 234,837,092 common shares outstanding as of March 8, 2019. The following table sets forth information with respect to the beneficial ownership of our common stock by:

•	each person known to us to own beneficially more than 5% of our capital stock;
•	each of our directors;
•	each of our named executive officers; and
•	all of our directors and executive officers as a group.

The amounts and percentages of shares beneficially owned are reported on the basis of SEC regulations governing the determination of beneficial ownership of securities. Under the SEC rules, a person is deemed to be a “beneficial” owner of a security if that person has or shares voting power or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Securities that can be so acquired are not deemed to be outstanding for purposes of computing any other person’s percentage. Under these rules, more than one person may be deemed to be a beneficial owner of securities as to which such person has no economic interest. Except as otherwise indicated in these footnotes, each of the beneficial owners listed has, to our knowledge, sole voting and investment power with respect to the shares of capital stock and the business address of each such beneficial owner, other than Berkshire and Vanguard, is c/o Axalta Coating Systems Ltd., Two Commerce Square, 2001 Market Street, Suite 3600, Philadelphia, PA 19103.

	Number of Common Shares Beneficially Owned
Name of Beneficial Owner	Number	Percent of Class
Principal Members
Berkshire Hathaway Inc.(1)	24,264,000	10.3%
The Vanguard Group(2)	19,319,874	8.2%
Named Executive Officers and Directors (as of March 8, 2019)
Robert W. Bryant(3)	378,412	*
Sean M. Lannon(4)	51,001	*
Charles W. Shaver(5)	2,972,974	1.3%
Terrence S. Hahn(6)	201,271	*
Stephen R. Markevich(7)	396,433	*
Joseph F. McDougall(8)	209,476	*
Michael A. Cash(9)	297,986	*
Michael F. Finn(10)	111,849	*
Mark Garrett	17,373	*
Deborah J. Kissire	12,674	*
Andreas C. Kramvis(11)	120,212	*
Elizabeth C. Lempres	12,674	*
Robert M. McLaughlin(12)	103,750	*
Lori J. Ryerkerk	22,509	*
Samuel L. Smolik	18,140	*
All Executive officers and directors as a group (15 persons)	4,926,734	2.1%
*	Denotes less than 1.0% of beneficial ownership.
(1)	Reflects ownership as reported on the most recent Schedule 13G filed with the SEC on August 10, 2018 by Berkshire Hathaway Inc. and entities controlled directly or indirectly by Warren E. Buffet (“Berkshire”), located at 3555 Farnam Street, Omaha, Nebraska 68131. Berkshire reports shared power to vote or direct the vote of 24,264,000 shares and shared power to dispose of or to direct the disposition of 24,264,000 shares. Berkshire has certified that these shares of our common stock were acquired in the ordinary course of business and were not acquired for the purpose of, and do not have the effect of, changing or influencing the control of the Company and were not acquired in connection with or as a participant in any transaction having such purpose or effect.

64	AXALTA COATING SYSTEMS

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

(2)	Reflects ownership as of December 31, 2018 as reported on the most recent Schedule 13G filed with the SEC on February 11, 2019 by The Vanguard Group (“Vanguard”), located at 100 Vanguard Blvd, Malvern, PA 19355. Vanguard reports sole power to vote or direct the vote of 150,478 shares, shared power to vote or direct the vote of 42,837 shares, sole power to dispose or to direct the disposition of 19,134,903 shares, and shared power to dispose of or to direct the disposition of 184,971 shares. Vanguard has certified that these shares of our common stock were acquired in the ordinary course of business and were not acquired for the purpose of, and do not have the effect of, changing or influencing the control of the Company and were not acquired in connection with or as a participant in any transaction having such purpose or effect.
(3)	Includes 79,764 common shares, 12,626 unvested restricted shares, 101,198 unvested performance shares (assuming maximum performance) and 184,824 common shares underlying vested options and options that will vest within 60 days of the Record Date.
(4)	Includes 14,152 common shares and 36,849 common shares underlying vested options and options that will vest within 60 days of the Record Date.
(5)	Includes 48,402 unvested restricted shares, 387,934 unvested performance shares (assuming maximum performance) and 2,536,638 common shares underlying vested options and options that will vest within 60 days of the Record Date.
(6)	Based on most recent information available as of executive’s resignation date, includes 42,517 common shares and 158,754 common shares underlying vested options and options that will vest within 60 days of the Record Date.
(7)	Includes 56,786 vested common shares, 14,310 unvested restricted shares, 114,692 unvested performance shares (assuming maximum performance) and 210,645 common shares underlying vested options and options that will vest within 60 days of the Record Date.
(8)	Includes 11,044 vested common shares, 9,812 unvested restricted shares, 74,136 unvested performance shares (assuming maximum performance), and 114,484 common shares underlying vested options and options that will vest within 60 days of the Record Date.
(9)	Includes 97,370 vested common shares, 8,977 unvested restricted shares, 70,820 unvested performance shares (assuming maximum performance) and 120,819 common shares underlying vested options and options that will vest within 60 days of the Record Date.
(10)	Includes common shares underlying vested options and options that will vest within 60 days of the Record Date.
(11)	Includes 65,164 common shares and 55,048 common shares underlying vested options and options that will vest within 60 days of the Record Date.
(12)	Includes 48,702 common shares and 55,048 common shares underlying vested options and options that will vest within 60 days of the Record Date.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

The Exchange Act requires our directors, executive officers and beneficial owners of more than 10% of our capital stock to file reports of ownership and changes of ownership with the SEC. Based on our records and other information, we believe that during the year ended December 31, 2018 all applicable Section 16(a) filing requirements were met.

2019 PROXY STATEMENT	65

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

Why did I receive a Notice of Internet Availability of Proxy Materials?

You are receiving this Proxy Statement because you owned Axalta common shares at the close of business on March 8, 2019 (the “Record Date”), and that entitles you to vote at the Annual Meeting. By use of a proxy, you can vote regardless of whether you attend the Annual Meeting.

We are furnishing proxy materials to our shareholders, referred to as “members” under Bermuda law, primarily via the Internet, instead of mailing printed copies of those materials. On or about March 21, 2019, we mailed a

Notice of Internet Availability of Proxy Materials (the “Notice”) to our shareholders. The Notice contains instructions about how to access our proxy materials and vote via the Internet. If you would like to receive a paper copy of our proxy materials, please follow the instructions included in the Notice. If you previously chose to receive our proxy materials electronically, you will continue to receive access to these materials via e-mail unless you elect otherwise.

Who is entitled to vote at the Annual Meeting?

Holders of our outstanding common shares at the close of business on the Record Date are entitled to vote their shares at the Annual Meeting. As of the Record Date, 234,837,092 common shares were issued and outstanding. Each common share is entitled to one vote on each matter properly brought before the Annual Meeting.

The presence at the Annual Meeting in person or by proxy of the holders of record of a majority in voting power of the shares entitled to vote at the Annual Meeting, or 117,418,547 shares, will constitute a quorum for the transaction of business at the Annual Meeting.

What will I be voting on at the Annual Meeting and how does the Board recommend that I vote?

There are three proposals that shareholders will vote on at the Annual Meeting:

Proposal	Board Recommendation
No. 1 – Election of two Class II directors to serve until the 2021 Annual General Meeting of Members.	FOR
No. 2 – Appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm and auditor until the conclusion of the 2020 Annual General Meeting of Members and delegation of authority to the Board, acting through the Audit Committee, to set the terms and remuneration thereof.
FOR
No. 3 – Non-binding advisory vote to approve the compensation paid to our named executive officers.	FOR

Robert W. Bryant and Sean M. Lannon, two of our executive officers, have been selected by our Board to serve as proxy holders for the Annual Meeting. All of our common shares represented by properly delivered proxies received in time for the Annual Meeting will be voted at the Annual Meeting by the proxy holders in the manner specified in the proxy by the shareholder. If you sign and return a proxy card without indicating how you want your shares to be voted, the persons named as proxies will vote your shares in accordance with the recommendations of the Board.

What vote is required to approve each proposal?

The common shares of a member whose ballot on any or all proposals is marked as “abstain” will be included in the number of shares present at the Annual Meeting to determine whether a quorum is present.

If you are a beneficial owner of shares and do not provide the record holder of your shares with specific voting instructions, your record holder may vote your shares on the appointment of PwC as our independent registered public accounting firm and auditor until the conclusion of the 2020 Annual General Meeting of Members and delegation of authority to the Board, acting through the Audit Committee, to set the terms and remuneration

66	AXALTA COATING SYSTEMS

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

thereof (Proposal No. 2). However, your record holder cannot vote your shares without specific instructions on the election of directors (Proposal No. 1) or the non-binding advisory vote on the compensation paid to our named executive officers (Proposal No. 3). If your record holder does not receive instructions from you on how to vote your shares on Proposal Nos. 1 or 3, your record holder will inform the inspector of election that it does not have the authority to vote on that proposal with respect to your common shares. This is generally referred to as a “broker non-vote.” Broker non-votes will be counted as present for purposes of determining whether enough votes are present to hold the Annual Meeting, but they will not be counted in determining the outcome of the vote on the applicable proposal. The following table summarizes the votes required for passage of each proposal and the effect of abstentions and broker non-votes.

Proposal	Vote Required	Impact of Abstentions and Broker Non-Votes, if any
No. 1 – Election of two Class II directors to serve until the 2021 Annual General Meeting of Members.	Directors will be elected by a plurality of the votes cast, meaning the directors receiving the largest number of “for” votes will be elected.	Abstentions and broker non-votes will not affect the outcome of the vote.
No. 2 – Appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm and auditor until the conclusion of the 2020 Annual General Meeting of Members and delegation of authority to the Board, acting through the Audit Committee, to set the terms and remuneration thereof.
	Approval by a majority of the votes cast.	Abstentions and broker non-votes will not affect the outcome of the vote.
No. 3 – Non-binding advisory vote to approve the compensation paid to our named executive officers.	Approval by a majority of the votes cast.	Abstentions and broker non-votes will not affect the outcome of the vote.

Could other matters be decided at the Annual Meeting?

As of the date of this Proxy Statement, our Board is not aware of any matters, other than those described in this Proxy Statement, which are to be voted on at the Annual Meeting. If any other matters are properly raised at the

Annual Meeting, however, the persons named as proxy holders intend to vote the shares represented by your proxy in accordance with their judgment on such matters.

What is the difference between holding common shares as a member of record and as a beneficial owner?

If your common shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, you are considered, with respect to those shares, the “member of record.” The Notice has been or will be sent directly to you.

If your common shares are held in a stock brokerage account, by a bank or other holder of record, you are considered the “beneficial owner” of those shares held in “street name.” The Notice has been or will be sent to you by your broker, bank or other holder of record who is considered, with respect to those shares, to be the member of record. As the beneficial owner, you have the right to direct your broker, bank or other holder of record on how to vote the shares in your account.

How do I vote?

Member of Record. If you are a member of record, you may vote by using any of the following methods:

•	Through the Internet. You may vote by proxy through the Internet by following the instructions on the Notice or the instructions on the proxy card if you request printed copies of the proxy materials by mail.
•	By Telephone. If you request printed copies of the proxy materials by mail, you may vote by proxy by calling the toll-free telephone number shown on the proxy card and following the recorded instructions.
•	By Mail. If you request printed copies of the proxy materials by mail, you may vote by proxy by completing, signing and dating the proxy card and sending it back to the Company in the envelope provided.

2019 PROXY STATEMENT	67

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

•	In Person at the Annual Meeting. If you attend the Annual Meeting, you may vote your shares in person. We encourage you, however, to vote through the Internet, by telephone or by mailing us your proxy card even if you plan to attend the Annual Meeting so that your shares will be voted in the event you later decide not to attend the Annual Meeting.

Beneficial Owners. If you are a beneficial owner of shares, you may vote by using any of the following methods:

•	Through the Internet. You may vote by proxy through the Internet by following the instructions provided in the Notice and the voting instruction form provided by your broker, bank or other holder of record.
•	By Telephone. If you request printed copies of the proxy materials by mail, you may vote by proxy by calling the toll-free number found on the voting instruction form and following the recorded instructions.
•	By Mail. If you request printed copies of the proxy materials by mail, you may vote by proxy by completing, signing and dating the voting instruction form and sending it back to the record holder in the envelope provided.
•	In Person at the Annual Meeting. If you are a beneficial owner of shares held in street name and you wish to vote in person at the Annual Meeting, you must obtain a legal proxy from your broker, bank or other holder of record and present it at the Annual Meeting. Please contact that organization for instructions regarding obtaining a legal proxy.

May I change my vote after I have submitted a proxy?

If you are a member of record, you have the power to revoke your proxy at any time prior to the Annual Meeting by:

•	delivering to our Corporate Secretary an instrument revoking the proxy;
•	delivering a new proxy in writing, through the Internet or by telephone, dated after the date of the proxy being revoked; or
•	attending the Annual Meeting and voting in person (attendance without casting a ballot will not, by itself, constitute revocation of a proxy).

If you are a beneficial owner of shares, you may submit new voting instructions by contacting your broker, bank or other holder of record. You may also revoke your previous voting instructions by voting in person at the Annual Meeting if you obtain a legal proxy from your broker, bank or other holder of record and present it at the Annual Meeting.

What do I need to do to attend the meeting in person?

In order to be admitted to the Annual Meeting, you must present proof of ownership of Axalta common shares as of the close of business on the Record Date in any of the following ways:

•	a brokerage statement or letter from a bank or broker that is a record holder indicating your ownership of Axalta common shares as of the close of business on March 8, 2019;
•	your Notice of Internet Availability of Proxy Materials;
•	a printout of your proxy distribution email (if you received your materials electronically);
•	your proxy card;
•	your voting instruction form; or
•	a legal proxy provided by your broker, bank or nominee.

Any holder of a proxy from a member must present the proxy card, properly executed, and a copy of one of the proofs of ownership listed above. Members and proxy holders must also present a form of photo identification, such as a driver’s license. We will be unable to admit anyone who does not present identification or refuses to comply with our security procedures.

What does it mean if I receive more than one Notice, proxy card or voting instruction form?

If you received more than one Notice, proxy card or voting instruction form, it means you hold your common shares in more than one name or are registered as the holder of common shares in different accounts. Please follow the voting instructions included in each Notice, proxy card and voting instruction form to ensure that all of your shares are voted.

68	AXALTA COATING SYSTEMS

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

I share an address with another member, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?

To reduce costs and reduce the environmental impact of our Annual Meeting, we have adopted a procedure approved by the SEC called “householding.” Under this procedure, members of record who have the same address and last name and who do not participate in electronic delivery of proxy materials will receive only a single copy of our Proxy Statement and 2018 Annual Report, unless we have received contrary instructions from such member. Members who participate in householding will continue to receive separate proxy cards and Notices.

We will promptly deliver, upon written or oral request, individual copies of this Proxy Statement or the 2018 Annual Report to any member that received a householded mailing. If you would like an additional copy of this Proxy Statement or 2018 Annual Report, or you would like to request separate copies of future proxy materials, please contact our Corporate Secretary, by mail at Two Commerce Square, 2001 Market Street, Suite 3600, Philadelphia, PA 19103 or by telephone at (855) 547-1461. If you are a beneficial owner, you may contact the broker or bank where you hold the account.

If you are eligible for householding, but you and other members of record with whom you share an address currently receive multiple copies of our Proxy Statement and 2018 Annual Report, or if you hold common shares in more than one account, and in either case you wish to receive only a single copy of each of these documents for your household, please contact Broadridge Financial Solutions, Inc. by mail at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, NY 11717 or by telephone at (800) 542-1061.

Who will serve as the proxy tabulator and inspector of election?

A representative from Broadridge will serve as the independent inspector of election and will tabulate votes cast by proxy or in person at the Annual Meeting. We will report the results in a Current Report on Form 8-K filed with the SEC within four business days after the Annual Meeting.

Who is paying for the cost of this proxy solicitation?

Our Board is soliciting the proxy accompanying this Proxy Statement. The Company will pay all proxy solicitation costs. Proxies may be solicited by our officers, directors and employees, none of whom will receive any additional compensation for their services. These solicitations may be made personally or by mail, facsimile, telephone, messenger, email or the Internet. We will pay brokers, banks and certain other holders of record holding common shares in their names or in the names of nominees, but not owning such shares beneficially, for the expense of forwarding solicitation materials to the beneficial owners.

Is there a list of members entitled to vote at the Annual Meeting?

A list of members entitled to vote at the Annual Meeting will be available at the Annual Meeting and for ten days prior to the meeting, between the hours of 8:00 a.m. and 4:00 p.m., Atlantic Time, at our registered offices at

Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda. If you would like to view the member list, please contact our Corporate Secretary to schedule an appointment.

2019 PROXY STATEMENT	69

SHAREHOLDER PROPOSALS FOR THE COMPANY’S 2020 ANNUAL GENERAL MEETING OF MEMBERS

Shareholders who intend to present proposals at the 2020 Annual General Meeting of Members, or the “2020 Annual Meeting,” and who wish to have such proposals included in the proxy statement for such meeting, must submit such proposals in writing by notice delivered or mailed by first-class United States mail, postage prepaid, to the Corporate Secretary, Axalta Coating Systems Ltd., Two Commerce Square, 2001 Market Street, Suite 3600, Philadelphia, PA 19103, and such proposals must be received no later than November 22, 2019. Such proposals must meet the requirements set forth in the rules and regulations of the SEC, as well as the informational requirements and the other requirements related to shareholders proposals set forth in the Company’s Bye-laws, in order to be eligible for inclusion in the Company’s proxy statement for its 2020 Annual Meeting.

Shareholders who wish to nominate directors or introduce an item of business at the 2020 Annual Meeting, without including such matters in the Company’s 2020 proxy statement, must comply with the informational requirements and the other requirements set forth in the Bye-laws. Nominations or an item of business to be introduced at the 2020 Annual Meeting must be submitted in writing and received by the Company no earlier than January 2, 2020 and no later than February 1, 2020 (i.e., no more than 120 days and no less than 90 days prior to May 1, 2020, the first anniversary of the Annual Meeting). A copy of the Bye-laws, which sets forth the informational requirements and other requirements, can be obtained from the Corporate Secretary of the Company.

AVAILABLE INFORMATION

Our website (www.axalta.com) contains copies of our Code of Business Conduct and Ethics that applies to all of our directors, executive officers and other employees, our Corporate Governance Guidelines and the charters of our Audit, Compensation, Nominating & Corporate Governance and EHS&S Committees, each of which can be downloaded free of charge.

Printed copies of our Code of Business Conduct and Ethics, Corporate Governance Guidelines and charters of our Audit, Compensation, Nominating & Corporate Governance and EHS&S Committees and any of our reports on Form 10-K,

Form 10-Q and Form 8-K and all amendments to those reports, can also be obtained free of charge (other than a reasonable duplicating charge for exhibits to our reports on Form 10-K, Form 10-Q and Form 8-K) by any shareholder who requests them from our Investor Relations Department:

Investor Relations
Axalta Coating Systems Ltd.
Two Commerce Square
2001 Market Street, Suite 3600
Philadelphia, PA 19103 U.S.A.

INCORPORATION BY REFERENCE

The information on our website is not, and should not be deemed to be, a part of this Proxy Statement, or incorporated into any other filings we make with the SEC.

70	AXALTA COATING SYSTEMS

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS

Important Notice Regarding the Availability of Proxy Materials for the Annual General Meeting of Members to be Held on May 1, 2019

The Proxy Statement and Annual Report are available at www.proxyvote.com

BY ORDER OF THE BOARD OF DIRECTORS

Tabitha R. Oman	Jared T. Zane
Vice President, Interim General Counsel & Chief Compliance Officer	Deputy General Counsel & Interim Corporate Secretary

March 21, 2019
Philadelphia, PA

2019 PROXY STATEMENT	71

AXALTA

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E67002-P19305

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

AXALTA COATING SYSTEMS LTD.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of two Class II directors to serve until the 2021 Annual General Meeting	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Deborah J. Kissire
02) Elizabeth C. Lempres

The Board of Directors recommends you vote FOR the following proposals:

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

E67003-P19305

AXALTA COATING SYSTEMS LTD.
Annual General Meeting of Members
May 1, 2019 1:00 PM Eastern Daylight Time
This proxy is solicited by the Board of Directors

The member hereby appoints Robert W. Bryant and Sean M. Lannon, or either of them, as proxies, each with the power to appoint their substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the common shares of AXALTA COATING SYSTEMS LTD. that the member is entitled to vote at the Annual General Meeting of Members to be held at 1:00 PM, Eastern Daylight Time on May 1, 2019, at Convene, 2001 Market Street, 2nd Floor, Philadelphia, PA 19103, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side